UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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S.Y. Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206
502.582.2571

March 25, 2013

Dear Shareholder:

We invite you to attend the 2013 Annual Meeting of Shareholders of S.Y. Bancorp, Inc., to be held at 10:00 a.m., Eastern Time, on Wednesday, April 24, 2013, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207. There is a map on the back cover for your reference.

The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which we will also review S.Y. Bancorp’s business and operations. Only shareholders of record on the record date for the meeting and their proxies are entitled to vote at the Annual Meeting.

We hope you will attend the meeting.  Your vote is important.  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

Sincerely yours,

/s/ David P. Heintzman

David P. Heintzman

Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 24, 2013:  The notice and proxy statement and annual report are available at http://irinfo.com/sybt/sybt.html.

S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206

NOTICE OF THE

2013 ANNUAL MEETING OF SHAREHOLDERS

March 25, 2013

To our Shareholders:

The Annual Meeting of Shareholders of S.Y. Bancorp, Inc., a Kentucky corporation, will be held on Wednesday, April 24, 2013 at 10:00 a.m., Eastern Time, at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207 for the following purposes:

(1)         To approve the action of the Board of Directors fixing the number of directors at twelve;

(2)         To elect eleven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

(3)         To ratify the selection of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2013;

(4)         To approve the action of the Board of Directors and adopting the Annual Cash Incentive Plan, including the performance criteria that will be used under that plan to establish goals for covered executives;

(5)         To approve a non-binding resolution to approve the compensation of S.Y. Bancorp’s named executive officers; and

(6)         To transact such other business as may properly come before the meeting.

The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 4, 2013.

If your schedule permits, I hope you will join me at the meeting.  Please, however, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person.  Your vote is important.  The Board of Directors of S.Y. Bancorp appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

By Order of the Board of Directors

/s/ David P. Heintzman

David P. Heintzman
Chairman and Chief Executive Officer

WE URGE SHAREHOLDERS TO MARK, SIGN AND RETURN
PROMPTLY THE ACCOMPANYING PROXY CARD

S.Y. Bancorp, Inc.

1040 East Main Street
Louisville, Kentucky 40206

PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

General Information about the Annual Meeting

Why have I received these materials?

We are mailing this proxy statement and the accompanying proxy to shareholders on or about March 25, 2013.  The proxy is solicited by the Board of Directors of S.Y. Bancorp, Inc. (referred to throughout this Proxy Statement as “S.Y. Bancorp”, “the Company” or “we” or “our”) in connection with our Annual Meeting of Shareholders that will take place on Wednesday, April 24, 2013.  We invite you to attend the Annual Meeting and request you to vote on the proposals described in this Proxy Statement.

What am I voting on?

•                  Approving the action of the Board of Directors fixing the number of directors at twelve;

•                  Electing eleven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected;

•                  Ratifying the selection of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2013;

•                  Approving the action of the Board of Directors and adopting the Annual Cash Incentive Plan including the performance criteria that will be used under that plan to establish goals for covered executives, and

•                  Approving a non-binding resolution to approve the compensation of the Company’s named executive officers.

Where can I find more information about these voting matters?

•                  Information about nominees for election or reelection is contained in ITEM 1 and ITEM 2.

•                  Information about the ratification of the selection of KPMG LLP as the independent registered public accounting firm is contained in ITEM 3.

•                  Information about the Annual Cash Incentive Plan is contained in ITEM 4.

•                  Information about the resolution to approve the compensation of S.Y. Bancorp’s named executive officers is contained in ITEM 5.

What is the relationship of S.Y. Bancorp and Stock Yards Bank & Trust Company?

S.Y. Bancorp is the holding company for Stock Yards Bank & Trust Company (referred to throughout this Proxy Statement as “the Bank”).  S.Y. Bancorp owns 100% of Stock Yards Bank & Trust Company.  Because S.Y. Bancorp has no operations of its own, its business and that of Stock Yards Bank & Trust Company are essentially the same.

Who is entitled to vote at the Annual Meeting?

Holders of record of common stock (“Common Stock”) of S.Y. Bancorp as of the close of business on March 4, 2013 will be entitled to vote at the Annual Meeting.  On March 4, 2013, there were 13,959,221 shares of Common Stock outstanding and entitled to one vote on all matters presented for vote at the Annual Meeting.

How do I vote my shares?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name in S.Y. Bancorp’s stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to Registrar and Transfer Company or deliver it in person.  Shares will be voted as you instruct.  If you return your proxy card and do not mark your voting instructions on your signed card, David Heintzman and Ja Hillebrand as proxies named on the proxy card, will vote FOR fixing the number of directors at twelve, FOR the election of the eleven director nominees; FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm, FOR the approval of the Annual Cash Incentive Plan, and FOR the approval of the compensation of the named executive officers.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet. Beneficial owners who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds your shares and to follow the voting instructions on such form.

If you are a participant in the Stock Yards Bank & Trust Company 401(k) and Employee Stock Ownership Plan, are still employed by the Bank and have a Bank email address, you will receive an electronic version of the proxy card for the shares that you own through that savings plan.  If you are a participant no longer employed by the Bank or for another reason do not have a Bank email address, you will receive a paper version of the proxy card via postal mail. In either case, that proxy card will serve as a voting instruction card for the trustee of the plan. If you own shares through the plan and do not vote, the plan trustee will be instructed by the plan’s administrative committee to vote the plan shares as the Board of Directors recommend.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation to the Secretary of S.Y. Bancorp or a replacement proxy bearing a later date.  Or you may attend the annual meeting, revoke your proxy and vote in person.  In each event, the later submitted vote will be recorded and the earlier vote revoked.  Your attendance at the Annual Meeting will not revoke your proxy unless you provide written notice of revocation.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have the discretionary authority to vote. This is called a “broker non-vote”. In these cases the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE) that govern brokers.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares on fixing the number of directors at twelve (Item 1) and the ratification of KPMG LLP (Item 3) even if the broker does not receive voting instructions from you. However your broker does not have discretionary authority to vote on the election of Directors (Item 2), the approval of the Annual Cash Incentive Plan, (Item 4), or the approval of executive compensation (Item 5) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of more than 50 percent of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

The proposal to fix the number of directors at twelve will pass if votes cast for it exceed votes cast against it.

Directors will be elected by a plurality of the total votes cast at the Annual Meeting for the election of directors.  Assuming eleven directors are to be elected, a plurality means that the eleven nominees receiving the highest number of “FOR” votes will be deemed elected.

The selection of the independent registered public accounting firm will be ratified if the votes cast for it exceed the votes cast against it.

The approval of the Annual Cash Incentive Plan will pass if a majority of votes cast on the proposal are cast for approval of the Annual Cash Incentive Plan.

The approval of the compensation of our named executive officers disclosed in this proxy statement will pass if votes cast for it exceed votes cast against it.  Because this vote is advisory, it will not be binding upon Bancorp or the Board of Directors.

Any other item to be voted upon at the Annual Meeting will pass if votes cast for it exceed votes cast against it.

Who counts the votes?

Registrar and Transfer Company, our independent transfer agent, will count votes cast by proxy at the Annual Meeting.  Registrar and Transfer Company will certify the results of the voting and will also determine whether a quorum is present at the meeting. Any votes cast in person at the Annual Meeting will be included in the final voting tally.

How are abstentions and broker non-votes treated?

A shareholder entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors.  A shareholder may also abstain from voting on any or all other proposals.  Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast for or against any matter.  If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will treat these shares as present at the meeting for purposes of determining a quorum but the shares will not count as votes cast on the matter. Abstentions and broker non-votes will not affect the outcome of any matters to be voted on at the Annual Meeting.

What information do I need to attend the Annual Meeting?

We do not use tickets for admission to the Annual Meeting.  If you are voting in person, we may ask for photo identification.

How does the Board recommend that I vote my shares?

The Board recommends a vote FOR fixing the number of directors at twelve, FOR each of the nominees for Director set forth in this document, FOR the ratification of the selection of the independent registered public accounting firm, FOR the Annual Cash Incentive Plan, and FOR the approval of the compensation of the named executive officers.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of S.Y. Bancorp. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

S.Y. Bancorp will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees.

We reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

Is there any information that I should know about future annual meetings?

Any shareholder who intends to present a proposal at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) must deliver the proposal to the Corporate Secretary at 1040 East Main Street, Louisville, Kentucky 40206 not later than November 25, 2013, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  In addition, S.Y. Bancorp’s Bylaws impose certain advance notice requirements on a shareholder nominating a director or submitting a proposal to an Annual Meeting.  Such notice must be submitted to the secretary of S.Y. Bancorp no later than January 25, 2014.  The notice must contain information prescribed by the Bylaws, copies of which are available from the secretary.  These requirements apply even if the shareholder does not desire to have his or her nomination or proposal included in S.Y. Bancorp’s proxy statement.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Leadership Structure

The S.Y. Bancorp’s Board of Directors represents shareholders’ interests in perpetuating a successful business including optimizing shareholder returns. The Directors are responsible for determining that the Company is managed to ensure this result. This is an active responsibility, and the Board monitors the effectiveness of policies and decisions including the execution of the Company’s business strategies. Strong corporate governance guidelines form the foundation for Board practices. As a part of this foundation, the Board believes that high ethical standards in all Company matters are essential to earning the confidence of investors, customers, employees and vendors. Accordingly, S.Y. Bancorp has established a framework that exercises appropriate measures of oversight at all levels of the Company and clearly communicates that the Board expects all actions be consistent with its fundamental principles of business ethics and other corporate governance guidelines.  The Company’s governance guidelines and other related matters are published on the Company website: www.syb.com under the Investor Relations tab.

The Board of Directors believes the most effective leadership structure for the Company is a combined Chairman and Chief Executive Officer position filled by Mr. Heintzman. He is the director most familiar with the business of the Company and the banking industry, and the Board believes that he is best suited to lead discussions on important issues affecting the Bank and Bancorp. Combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board and promotes development and implementation of corporate strategy. As the Board is committed to strong corporate governance and independent Board of Directors, the Board has designated a lead independent director. In addition to an independent lead director, three committees of the Board provide independent oversight of management — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each is composed entirely of independent directors.

The Chair of the Nominating and Corporate Governance Committee acts in the role of lead director. The lead director presides at executive sessions of the Board which consist of non-management directors and are held at least four times annually. He has authority to call special meetings of the independent directors and committees of the Board, serves as liaison between the Chairman and board members and is available to discuss with any director concerns he or she may have regarding the Board, the Company or the management team. The lead independent director is responsible for providing advice and consultation to the Chairman and Chief Executive Officer and informing him of decisions reached and suggestions made during executive sessions of the Board of Directors. The lead director reviews and approves matters such as agendas for Board meetings and executive sessions, and information distributed to Board members.

Board Oversight of Risk Management

The Board of Directors has a significant role in the oversight of risk management. The Board receives information regarding risks facing the Company, their relative magnitude and management’s plans for mitigating these risks. Among risks facing the Company are credit, financial, operational, interest rate, liquidity, and regulatory risks. After assessment by management, reports are made to committees of the Board. Credit risk is addressed by the Loan Committee of the Bank. Oversight of the trust department is addressed by the Trust Committee of the Bank. Financial, operational and regulatory risks are addressed by the Audit Committee of Bancorp. Corporate governance matters are addressed by the Nominating and Corporate Governance Committee of Bancorp, and director and executive compensation matters are addressed by the Compensation Committee of Bancorp. The full Board hears reports from each of these committees at the Board meeting immediately following the committee meeting.  Liquidity and interest rate risk are addressed by the Asset/Liability Committee comprised of Bank management and reports are made monthly to the Board. The Bank’s Internal Auditor has a direct reporting line to the Audit Committee of the Board. The Chief Risk Officer, Information Security Officer and Compliance Officer make regular reports to the Audit Committee of the Board.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

During 2012, the Board of Directors of S.Y. Bancorp held thirteen regularly scheduled meetings and one special meeting.  All directors of S.Y. Bancorp are also directors of the Bank.  During 2012, the Bank’s Board of Directors held thirteen regularly scheduled meetings and one special meeting.

All directors attended at least 75% of the number of meetings of the Board and committees of the Board on which they served.  All directors are encouraged to attend annual meetings of shareholders, and all attended the 2012 Annual Meeting.

S.Y. Bancorp has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee of the Board of Directors.  The Bank has a Loan Committee and a Trust Committee of the Board of Directors.

Audit Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains an Audit Committee comprised of directors who are not officers of S.Y. Bancorp.  For 2012, the Audit Committee was comprised of Messrs. Herde (Chairman), Lechleiter, and Madison.  Upon joining the Board in August, Mr. Priebe was also appointed to the Audit Committee. Each of these individuals meets the NASDAQ independence requirements for membership on an audit committee.  The Board of Directors has adopted a written charter for the Audit Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.

The Audit Committee oversees S.Y. Bancorp’s financial reporting process on behalf of the Board of Directors.  Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee, among other things, considers the appointment of the independent auditors for S.Y. Bancorp, reviews with the auditors the plan and scope of the audit and audit fees, monitors the adequacy of reporting and internal controls, meets regularly with internal and independent auditors, reviews the independence of the independent auditors, reviews S.Y. Bancorp’s financial results as reported in Securities and Exchange Commission filings, and approves all audit and permitted non-audit services performed by its independent auditors.  The Committee reviews and evaluates identified related party transactions and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.  The Audit Committee meets with our management at least quarterly to consider the adequacy of our internal controls and the objectivity of our financial reporting. This Committee also meets with the independent auditors and with our internal auditors regarding these matters. Both the independent auditors and the internal auditors regularly meet privately with this Committee and have unrestricted access to this Committee.  The Audit Committee held four meetings during 2012.

The Board of Directors has determined that Mr. Herde and Mr. Lechleiter are audit committee financial experts for S.Y. Bancorp and are independent as described in the paragraph above.  See “REPORT OF THE AUDIT COMMITTEE” for more information.

Nominating and Corporate Governance Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains a Nominating and Corporate Governance Committee.  Members of this committee are Messrs. Edinger (Chairman), Northern, and Simon, all of whom are non-employee directors meeting the NASDAQ independence requirements for membership on a nominating and governance committee.  Responsibilities of the committee are set forth in a written charter satisfying the NASDAQ’s corporate governance standards, requirements of federal securities law, and incorporating other best practices.  The Board of Directors adopted the charter for the Nominating and Corporate Governance Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.

Among the Committee’s duties are identifying and evaluating candidates for election to the board of directors, including consideration of candidates suggested by shareholders.  To submit a candidate for consideration by the Committee, a shareholder must provide written communication to the Committee. The Committee would apply the same board membership criteria to shareholder-nominated candidates as it would to Committee-nominated candidates. The Committee also assists the Board in determining the composition of Board committees, assessing the Board’s effectiveness and developing and implementing the Company’s corporate governance guidelines. This committee held two meetings during 2012.

Compensation Committee

The Board of Directors of S.Y. Bancorp, Inc. maintains a Compensation Committee. Members of this committee are Messrs. Edinger, Lechleiter (Chairman) and Tasman, all of whom are independent non-employee Directors.  The Board of Directors has adopted a written charter for the Compensation Committee, and this charter is available on S.Y. Bancorp’s website:  www.syb.com.  The responsibilities of this committee include oversight of executive and Board compensation and related programs.  The Compensation Committee held five meetings during 2012.  See “EXECUTIVE COMPENSATION AND OTHER INFORMATION - REPORT ON EXECUTIVE COMPENSATION” for more information.

Loan Committee

The members of the Bank’s Loan Committee are Messrs. Brooks, Madison, Northern and Tasman.  This committee generally meets twice monthly with one meeting each month being telephonic.  The Loan Committee is primarily responsible for oversight of the Bank’s lending function including loan quality matters and approval of large credit facilities.

Trust Committee

The members of the Bank’s Trust Committee are Messrs. Brooks, Herde, Northern and Simon.  This committee held six meetings in 2012.  The Trust Committee oversees the operations of the trust department of the Bank to ensure it operates in accordance with sound fiduciary principles and is in compliance with pertinent laws and regulations.

Shareholder Communications with the Board of Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: S.Y. Bancorp Board of Directors, P.O. Box 32890, Louisville, KY 40232-2890.  Communications directed to the Board of Directors will be received by the Chairman and processed by the Nominating and Corporate Governance Committee when the communications concern matters related to the duties and responsibilities of the Board of Directors.

ITEM 1.  FIXING THE NUMBER OF DIRECTORS

Directors’ Proposal to Fix the Number of Directors

The articles of incorporation and bylaws of S.Y. Bancorp provide that the Board of Directors be composed of nine to twenty members.  Each year the Board of Directors recommends the number for the coming year and presents a resolution to be adopted by the shareholders at the Annual Meeting.  The Board of Directors has recommended that the number of directors constituting the Board be fixed at twelve for the ensuing year, subject to approval by shareholders at the Annual Meeting.  If the individuals nominated are elected, there will be eleven individuals serving on the Board following the 2013 Annual Meeting.  Proxies may not be voted for more than eleven nominees. The Board of Directors may appoint individuals to fill vacancies or elect an additional director to serve until elected by shareholders at the next Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT TWELVE

ITEM 2.  ELECTION OF ELEVEN DIRECTORS

The Board of Directors presently consists of twelve members. Directors serve a one-year term and hold office until the annual meeting following the year of their election and until his or her successor is elected and qualified, subject to his or her death, resignation, retirement, removal or disqualification. Mr. Brooks will not stand for reelection having attained age 70, the age at which members retire from the Board of Directors.

The eleven directors nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election this year to hold office until the 2014 annual meeting and until their respective successors are elected and qualified are:

Name, Age and Year	Principal Occupation;
Individual Became Director (1)	Certain Directorships (2) (3)

Charles R. Edinger, III	President, J. Edinger & Son, Inc.
Age 63
Director since 1984

David P. Heintzman	Chairman and Chief Executive Officer,
Age 53	S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company
Director since 1992

Carl G. Herde	Vice President and Chief Financial Officer,
Age 52	Baptist Healthcare System, Inc.
Director since 2005

James A. Hillebrand	President,
Age 44	S.Y. Bancorp, Inc. and Stock Yards Bank & Trust Company
Director since 2008

Richard A. Lechleiter	Executive Vice President and Chief Financial Officer
Age 54	Kindred Healthcare, Inc.
Director since 2007

Bruce P. Madison	Chief Executive Officer, Plumbers Supply
Age 62	Company, Inc.
Director since 1989

Richard Northern	Partner, Wyatt, Tarrant & Combs
Age 64
Director since 2011

Stephen M. Priebe	President, Hall Contracting of Kentucky
Age 49
Director since 2012

Nicholas X. Simon	President and Chief Executive Officer,
Age 54	Publishers Printing Company LLC
Director since 2002

Norman Tasman	President, Tasman Industries, Inc. and
Age 61	Tasman Hide Processing, Inc.
Director since 1995

Kathy C. Thompson	Senior Executive Vice President, S.Y. Bancorp, Inc.
Age 51	and Stock Yards Bank & Trust Company, Manager of
Director since 1994	the Bank’s Investment Management and Trust Department

(1)            Ages listed are as of December 31, 2012.

(2)            Each nominee has been engaged in his or her chief occupation for five years or more with the exception of Mr.  Hillebrand who was appointed President of Stock Yards Bank & Trust Company and S.Y. Bancorp, Inc. in August 2008; he formerly held the title of Executive Vice President and Manager of Private Banking for Stock Yards Bank & Trust Company.

(3)            No nominee holds, or at any time in the last five years has held, any directorship in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such act or any company registered as an investment company under the Investment Company Act of 1940.

Our Board of Directors has determined that Messrs. Edinger, Herde, Lechleiter, Madison, Northern, Priebe, Simon and Tasman satisfy the independence requirements of the NASDAQ Stock Market. As employees of the Bank, Messrs. Heintzman and Hillebrand and Ms. Thompson do not satisfy these requirements.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2014 annual meeting of shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, all of the aforementioned nominees are standing for reelection with the exception of Mr. Priebe who is standing for election by shareholders for the first time.

Additional Information Regarding the Background and Qualifications of Director Nominees

The Nominating and Corporate Governance Committee (the Committee) considers the particular experience, qualifications, attributes and expertise of each nominee for election to the Board. Having directors with different points of view, professional experience, education and skills provides broader perspectives and more diverse considerations valuable to the directors as they fulfill their leadership roles. Potential Board candidates are evaluated based upon various criteria, including:

•                  direct industry knowledge, broad-based business experience, or professional skills that indicate the candidate will make a significant and immediate contribution to the Board’s discussion and decision-making in the array of complex issues facing Bancorp;

•                  behavior and reputation that indicate he or she is committed to the highest ethical standards and the values of Bancorp;

•                  special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing Directors;

•                  the ability to contribute to broad Board responsibilities, including succession planning, management development, and strategic planning; and

•                  confidence that the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all our shareholders in reaching decisions.

Directors must have time available to devote to Board activities and to enhance their knowledge of S.Y. Bancorp, Inc. and the banking industry.

Non-management Directors are required to own stock equal in value to $100,000 within five years of joining the Board or the adoption of this ownership requirement. The Nominating and Corporate Governance Committee may exercise its discretion in enforcing the guidelines when the accumulation of common stock is affected by the price of Bancorp stock or changes in Director compensation.  Management Directors also have ownership targets as set forth elsewhere in this proxy statement. All directors’ ownership positions exceed the requirement, and some of the more long-serving directors are among the Company’s largest shareholders.

The Nominating and Corporate Governance Committee of the Board of Directors has presented a slate of eleven nominees for election as directors at the 2013 Annual Meeting. All eleven nominees are standing for re-election with the exception of Mr. Priebe who is standing for election by shareholders for the first time. Below is a summary of the Committee’s consideration and evaluation of each Director nominee.

Mr. Edinger is President of a family owned business, J. Edinger & Son, Inc., which is typical of the Bank’s historical customer base. He brings this perspective to the Board, and he has the skills necessary to serve as Lead Director. Mr. Edinger is a long-serving member with a deep understanding of the role of the Board and of the Company and its operations. He chairs the Nominating and Corporate Governance Committee, and he serves on the Compensation Committee of Bancorp.

Mr. Heintzman holds an accounting degree, and prior to joining the Bank, worked as a certified public accountant for an international accounting firm. He joined the Bank in 1985 and has served as Chief Financial Officer, Executive Vice President and President. In January 2005 he assumed the position of Chairman and Chief Executive Officer. Mr. Heintzman has been instrumental in the Bank’s growth strategies and profitable execution. His commitment to ethical standards sets the example for the Bank and its employees, and his tenure and experience in all areas of the business provide unique perspective of the business and strategic direction of the Company.

Mr. Herde holds an accounting degree, is a certified public accountant and joined Baptist Healthcare System, Inc., one of the largest not-for-profit health care systems in Kentucky, in 1984 as controller. Since 1993 he has been Vice President of Finance and Chief Financial Officer.  He has extensive experience in financial reporting and corporate finance. Mr. Herde chairs the Audit Committee of Bancorp, is an Audit Committee financial expert and serves on the Bank’s Trust Committee.

Mr. Hillebrand joined Stock Yards Bank in 1996 as director and developer of the private banking group. Prior to joining the Bank, he was with a regional bank and a community bank where he specialized in private banking. He has directed the expansion of the Bank into the Indianapolis and Cincinnati markets and was named President in 2008.

Mr. Lechleiter is a certified public accountant and since 2002 has served as the Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc., a Fortune 500 healthcare services company based in Louisville. Mr. Lechleiter has also served in senior financial positions at other large publicly held healthcare services companies such as Humana Inc. and HCA, Inc. over his professional career. His extensive experience in financial reporting, corporate finance, investor relations, mergers and acquisitions and corporate governance is valuable to the Board. Mr. Lechleiter serves on the Audit Committee as a financial expert and also chairs the Compensation Committee of Bancorp.

Mr. Madison is Chief Executive Officer of Plumbers Supply Company, Inc., an 85-year-old family-owned regional supplier and service source in the plumbing, heating and piping industries. Because his company is typical of our customer base, Mr. Madison’s business perspective is important to the Company’s Board of Directors. In addition, he is a long-serving member with a deep understanding of the role of the Board and of the Company and its operations. Mr. Madison serves on the Audit Committee of Bancorp and the Bank’s Loan Committee.

Mr. Northern is a partner in the Louisville office of Wyatt, Tarrant & Combs where he has practiced law since 1980. Earlier in his career Mr. Northern was a White House Fellow, served as Special Assistant to the United States Secretary of the Interior Cecil Andrus and was the Legislative Director for U.S. Representative Romano Mazzoli. Mr. Northern’s legal experience is valuable to the Board including corporate governance, compliance, strategy and acquisition and development activities. He serves on the Nominating and Corporate Governance Committee of Bancorp and the Bank’s Trust and Loan Committees.

Mr. Priebe is President of Hall Contracting of Kentucky, which provides construction services in the areas of heavy construction, electrical, civil, pipeline, and highway and bridge construction. A registered professional civil engineer, he began his career at Hall in 1986. Mr. Priebe has had extensive involvement with many civic organizations throughout his career. He has worked with the Kentucky Transportation Cabinet Disadvantaged Business Enterprise Training Program and is actively mentoring a local electric contractor. Mr. Priebe’s business acumen and familiarity with the local and regional economic climate bring valuable perspective to the Board.  Mr. Priebe serves on the Audit Committee of Bancorp and the Bank’s Trust Committee.

Mr. Simon is President and Chief Executive Officer of Publishers Printing Company LLC, a fifth-generation printing company. The company is the largest employer located in a county contiguous to the Bank’s primary market - one designated as a growth area for the Bank. Mr. Simon’s reputation has assisted the Bank in gaining a larger market share in that area.  Mr. Simon brings his business perspective to the Board. He serves on the Nominating and Corporate Governance Committee of Bancorp as well as the Bank’s Trust Committee.

Mr. Tasman is President of Tasman Industries, Inc. and Tasman Hide Processing headquartered in Louisville. This family-owned business was founded in 1947 and operates 16 locations in North America with offices in Europe and Asia. The company produces leather and finished products used by the military and general population. Mr. Tasman’s extensive knowledge of consumer demands and global business trends brings a unique perspective to the Board. He serves on the Compensation Committee of Bancorp and the Loan Committee of the Bank.

Ms. Thompson joined the Bank in 1992 as manager of the Investment Management and Trust Department, at which time the Trust Department had $200 million in assets under management. Under her leadership, the department has grown to $2.0 billion in assets under management and is one of the most profitable independent trust companies in the country. Prior to joining the Company, Ms. Thompson practiced estate planning law and worked in a regional bank’s trust department where she specialized in investment management and estate and personal financial planning.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES

ITEM 3.  RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. KPMG LLP has been engaged to audit the consolidated financial statements of S.Y. Bancorp for the past 25 years.  Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, we are submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP

ITEM 4:  APPROVAL OF THE ANNUAL CASH INCENTIVE PLAN

The Board of Directors has adopted and is requesting that our shareholders approve the Annual Cash Incentive Plan (the “Incentive Plan”). If our shareholders approve the Incentive Plan, the Incentive Plan will first be used for bonuses earned by eligible Company employees in 2013 and paid in 2014 as well as in future years.

We are asking for approval of the Incentive Plan so that we may qualify incentives paid as performance-based compensation under Section 162(m) of the Internal Revenue Code and the regulations and guidance promulgated thereunder (“Section 162(m)”). In doing so the Company would be able to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with incentives paid under the Incentive Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and other “covered employees” as determined by Section 162(m). However, certain types of compensation, including performance-based compensation, are excluded from this deductibility limit. To enable incentives to be paid under the Incentive Plan to qualify as performance-based compensation within the meaning of Section 162(m), the material terms of the performance criteria which may be used to establish goals for bonus compensation under the Incentive Plan must be approved by our shareholders.

Summary of Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation. This summary is qualified in its entirety by the Incentive Plan set forth in Appendix A.

Purpose: The purpose of the Incentive Plan is to motivate and reward eligible executives by making a portion of their cash compensation dependent on the achievement of certain corporate, business unit and individual performance goals; to further link an executive’s interests with those the Company by creating a direct relationship between key Company performance measurements and individual incentive payouts; and to enable the Company to attract and retain superior employees by providing a competitive incentive program that rewards outstanding performance.

The Incentive Plan is designed to qualify cash incentives paid to executive officers of the Company as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m) the Company may not receive a federal income tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these individuals receives more than $1 million in any one year. However, if we pay compensation that is performance-based under Section 162(m), the Company can still receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Incentive Plan allows us to pay incentive compensation that is performance-based and therefore fully deductible on the Company’s federal income tax return.

Eligibility to Participate

The Incentive Plan will be administered by the Compensation Committee or such other committee designated by our Board consistent with the requirements of Section 162(m). The Compensation Committee selects which of our employees will be eligible to receive awards under the Incentive Plan. It is expected that all of the Company’s executive officers (a group of eight individuals) will participate in the Incentive Plan in any year.  If a participant is made eligible for the plan mid-year, the participant will be eligible only for a prorated award, based on the portion of the year worked during the performance period. Awards made for 2013 are contingent on shareholder approval of the plan; if it is not approved, the Compensation Committee will re-consider what incentives, if any, are appropriate, with that knowledge in mind.

Target Awards and Performance Goals

The Compensation Committee selects a performance period of at least 12 months (normally, the calendar year) and within the first 90 days of that performance period and before an award’s result is substantially certain, establishes written target awards and performance goal(s) for each participant that must be achieved before an award will be paid to the participant. The performance goals will be based on one or more or a combination of the following performance criteria:

•                  earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis, diluted or undiluted, and before or after adjustments for extraordinary items and business combination acquisition and restructuring costs);

•                  return on equity;

•                  return on assets;

•                  net or gross revenues or revenue growth over prior year or as compared to budget;

•                  expenses or expense levels;

•                  one or more operating ratios;

•                  stock price (including, but not limited to, growth measures and total shareholder return);

•                  stockholder return;

•                  the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

•                  economic value added;

•                  net or gross income or income growth over prior year or as compared to budget, which, if determined for a department or business unit, may be determined solely with reference to direct costs of that department or business unit.

The performance criteria listed above may be measured based on performance of the Company as a whole, or any business unit, division, department or any combination of these, on an absolute basis and/or a basis relative to one or more peer group companies or indices, or any combination thereof, as the Committee determines.  The participant’s target award will typically be expressed as a percentage of the participant’s base salary. In special circumstances, the target award may be expressed as a fixed amount of cash. Performance goals may differ from participant to participant and from performance period to performance period.

Certification and Payment of Awards

After the performance period ends the Compensation Committee will certify in writing the extent to which the pre-established performance goals were achieved or exceeded. The actual award that is payable to a participant is determined using a pre-determined formula, and then may be decreased (but not increased) by the Committee. The Incentive Plan limits actual awards to a maximum of $750,000 per participant in any fiscal year, even if the formula otherwise indicates a larger award.

If provided when an award is made, the Committee may adjust or modify the calculation of an award in an objective fashion in some or all of the following events:

•                  significant litigation or claims judgments or settlements;

•                  a change in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;

•                  extraordinary nonrecurring items as described in Accounting Principles Board Opinion No 30 (or a successor pronouncement);

•                  transaction costs related to acquisitions or divestitures;

•                  any other specific unusual or nonrecurring events.

Actual awards will be paid in cash as soon as administratively practicable, but no later than 2½ months after the end of a performance period. If a participant terminates employment in the event of death or disability, a pro-rated award will be paid. In the event of a change in control of the Company, awards under the Incentive Plan will be calculated based on the Company’s performance (pro-rated if appropriate based on the type of goal) as of the date of change in control.

Administration, Amendment and Termination

The Compensation Committee administers the Incentive Plan. Members of the Compensation Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Incentive Plan, the Compensation Committee has power to:

•                  designate participants;

•                  determine the terms and conditions of any award;

•                  determine whether, to what extent, and under what circumstances awards may be forfeited or suspended;

•                  interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Incentive Plan or any instrument or agreement relating to, or award granted under, the Incentive Plan;

•                  establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Incentive Plan, and

•                  make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Incentive Plan.

Our Board or the Compensation Committee may amend, suspend or terminate the Incentive Plan, in whole or in part, provided that no amendment that requires shareholder approval for the Incentive Plan to continue to comply with Section 162(m) shall be effective unless approved by the requisite vote. No amendment shall adversely affect the rights of any participant to awards allocated prior to such amendment, suspension or termination.

Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Incentive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals

Awards under the Cash Incentive Plan are determined based on actual Company performance, and so the precise amount of 2013, or any future year cash incentives, cannot now be determined.   Based on the performance goals established for potential cash incentives under the Cash Incentive Plan for 2013,  the following range of cash incentives are possible for calendar year 2013 (to be paid in early 2014).

Name and Position	Dollar Value	No. of Units
David Heintzman, Chairman and CEO (2)	$0 - $535,000	n/a
Nancy Davis, CFO (2)	$0 - $139,200	n/a
James Hillebrand, President (2)	$0 - $300,000	n/a
Kathy Thompson, Senior EVP and Manager of Investment Management and Trust (3)	$0 - $241,500	n/a
Phillip Poindexter, EVP and Chief Lending Officer (4)	$0 - $162,000	n/a
Executive Group (5)	$0 - $1,774,900	n/a
Non-Executive Officer Employee Group	n/a	n/a

(1)                                 The ranges of dollar values above reflect the cash incentive payable if (i) the minimum performance is not achieved, as compared to (ii) the total dollar amount that would be paid if 2013 performance were at or above the maximum goals set for each executive.   The performance criteria used for each executive for 2013 is similar to the criteria used in 2012, as discussed in detail in the “Short Term Cash Incentives” subsection of Compensation Discussion and Analysis later in this proxy, with the performance thresholds and criteria indicated for each executive for 2013 generally summarized in the next three notes.

(2)                                 For Mr. Heintzman, Mr. Hillebrand and Ms. Davis, cash incentives of up to 100%, 80% and 60% of their respective base salaries would be paid at the maximum performance level of the Company achieving 2013 diluted earnings per share excluding transaction costs (EPS) of $1.95 or higher, with a cash incentive of 10%, 8% and 6% respectively, if 2013 EPS is at least at the threshold goal level of $1.61.

(3)                                 Ms. Thompson’s cash incentive in 2013 will be based on both the Company’s actual 2013 EPS (with this portion of her cash incentive ranging from 1.75% of base salary at $1.61 EPS and 17.5% of base at $1.95 or higher EPS), and the growth of the Trust Department’s revenue and profits over the prior year (with a cash incentive of between 2.625% and 26.25% of her base salary if actual department revenue grows at least 2%, or up to 11% or more over the prior year, and of 2.625% to 26.25% of base for departmental profit growth of down 1% to up 10% or more), for a maximum incentive if the maximum goals in each category are achieved of 70% of her base salary.

(4)                                 Mr. Poindexter’s cash incentive will be based on points totaled for three components: production (loan and deposit growth, and the number of employees managed who achieve their loan growth goals, for example), other fee income growth (treasury and international revenues growth), and credit quality (staying below a charge-off threshold), as well as actual EPS for the company, with the first three operational components giving him the potential to earn an incentive beginning at 50 operational points (11.25% of his base), and, at 200 points an incentive of 45% of his base, plus an incentive payment of between 1.5% and 15% of his base if EPS is at least $1.61 or as high as $1.95 or more, for a maximum total incentive payment of 60% of his base salary.

(5)                                 This includes all named officers listed in the table above, plus 3 other executives of the Bank for whom the Committee set 2013 goals under the terms of the Annual Cash Incentive Plan.

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of the Company Common Stock present in person or represented by proxy and voting on the matter is required to approve the Incentive Plan. The Board of Directors believes that the Incentive Plan is in the best interest of the Company and its shareholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ANNUAL CASH INCENTIVE PLAN AND APPROVAL OF THE PERFORMANCE CRITERIA STATED IN IT

ITEM 5:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our shareholders to provide an advisory vote on the compensation of the named executive officers disclosed in the REPORT ON EXECUTIVE COMPENSATION section of this proxy statement. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934. While this vote is non-binding on our Company and the Board of Directors, it will provide the Compensation Committee with information regarding investor sentiment about our executive compensation philosophy, policies and practices which the Committee will be able to consider when determining future executive compensation arrangements. Following is a summary of some of the key points of our 2012 executive compensation program. See the REPORT ON EXECUTIVE COMPENSATION section of this proxy statement for more information.

The pay-for-performance compensation philosophy of the Compensation Committee supports S.Y. Bancorp’s primary objective of creating value for its shareholders.  The Committee strives to ensure that compensation of S.Y. Bancorp’s executive officers is market-competitive to attract and retain talented individuals to lead S.Y. Bancorp and the Bank to growth and higher profitability while maintaining stability and capital strength.  Our executive compensation program has been designed to align managements’ interests with those of our shareholders. In addition, the program seeks to mitigate risks related to compensation. In designing the 2012 compensation program, the Compensation Committee used key performance measurements to motivate our executive officers to achieve short-term and long-term business goals after reviewing peer and market data and the Company’s business expectations for 2012.

We believe that the information provided regarding executive compensation in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to maximize shareholder return while mitigating risk and aligning managements’ interests with our shareholders. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:

RESOLVED, that the shareholders of S.Y. Bancorp, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the S.Y. Bancorp, Inc. 2013 proxy statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related narratives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is the beneficial ownership of our Common Stock as of January 31, 2013 for each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock; all our Directors and executive officers as a group; and Directors, executive officers and employees as a group.  “Executive Officer” means the chairman, president, any vice president in charge of a principal business unit, division or function, or other officer who performs a policy making function or any other person who performs similar policy making functions and is so designated by the Board of Directors.  For a description of the voting and investment power with respect to the shares beneficially owned by the nominees for election as directors of S.Y. Bancorp, see the tables below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of S.Y. Bancorp Common Stock (1)
BlackRock, Inc.	810,066	(2)	5.8%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	709,579	(2)	5.1%
100 Vanguard Boulevard
Malvern, PA 19355

Directors and executive officers of Bancorp and the Bank as a group (17 persons)	1,433,366	(3)	10.0%

Directors, executive officers, and employees of Bancorp and the Bank as a group (355 persons)	2,401,251	(3)(4)	16.4%

(1)                                 Shares of S.Y. Bancorp Common Stock subject to stock options and stock appreciation rights that are currently exercisable or may become exercisable within the following 60 days under S.Y. Bancorp’s Stock Incentive Plans are deemed outstanding for purposes of computing the percentage of S.Y. Bancorp Common Stock beneficially owned by the person and group holding such options and stock appreciation rights but are not deemed outstanding for purposes of computing the percentage of S.Y. Bancorp Common Stock beneficially owned by any other person or group.

(2)                                 Based upon Schedule 13G filed with the SEC as of December 31, 2012.

(3)                                 Includes 395,053 shares held by directors and executive officers subject to outstanding stock options and stock appreciation rights that are currently exercisable or may become exercisable within the following 60 days and 91,553 shares held in 401(k)/ESOP accounts.

(4)                                 The shares held by the group include 186,104 shares held by non-executive officers and employees of the Bank.  In addition, includes 364,436 shares subject to stock options and stock appreciation rights that are currently exercisable or may become exercisable within the following 60 days held by non-executive officers of the Bank and 417,345 shares held by non-executive officers and employees of the Bank in their 401(k)/ESOP accounts, with sole voting power and investment power.   S.Y. Bancorp has not undertaken the expense and effort of compiling the number of shares other officers and employees of the Bank may hold other than directly in their own name.

The following table shows the beneficial ownership of S.Y. Bancorp, Inc.’s common stock as of January 31, 2013 by each nominee for election as directors and each named executive officer.

		Number of	Percent of
		Shares	S.Y.
		Beneficially	Bancorp
		Owned	Common
Name		(1) (2) (3) (4)	Stock

Nancy B. Davis		104,170		(5)
Charles R. Edinger III	(6)	193,459	1.4%
David P. Heintzman	(7)	265,001	1.9%
Carl G. Herde		20,862		(5)
James A. Hillebrand	(8)	84,590		(5)
Richard A. Lechleiter	(9)	19,954		(5)
Bruce P. Madison	(10)	52,748		(5)
Richard Northern		17,845		(5)
Phillip S. Poindexter		49,789		(5)
Stephen M. Priebe		2,325		(5)
Nicholas X. Simon	(11)	57,410		(5)
Norman Tasman	(12)	212,798	1.5%
Kathy C. Thompson		111,733		(5)

(1)   Includes, where noted, shares in which members of the nominee’s or executive officer’s immediate family have a beneficial interest.  The column does not, however, include the interest of certain of the listed nominees or executive officer in shares held by other non-dependent family members in their own right.  In each case, the principal disclaims beneficial ownership of any such shares, and declares that the listing in this Proxy Statement should not be construed as an admission that the principal is the beneficial owner of any such securities.

(2)   Includes shares subject to outstanding stock options and stock appreciation rights (SARs) that are currently exercisable or may become exercisable within the following 60 days and unvested restricted shares issued under S.Y. Bancorp’s Stock Incentive Plan(s) as follows:

	Stock Options	Unvested Restricted
Name	and SARs	Stock Grants

Davis	36,138	2,770
Edinger	1,050	644
Heintzman	138,821	10,855
Herde	1,050	644
Hillebrand	40,982	5,994
Lechleiter	1,000	644
Madison	1,050	644
Northern	400	644
Poindexter	37,163	3,280
Priebe	—	644
Simon	1,050	644
Tasman	1,050	644
Thompson	63,690	4,519

(3)         Includes shares held in Directors’ Deferred Compensation Plan as follows:

Number
of
Name	Shares

Edinger	13,811
Herde	6,955
Lechleiter	6,548
Madison	37,401
Northern	3,185
Priebe	631
Simon	8,613
Tasman	28,572

(4)         Includes shares held in the Company’s 401(k)/ESOP as follows:

Number
Name	of Shares

Davis	15,200

Heintzman	23,304

Hillebrand	11,289

Poindexter	5,778

Thompson	17,559

(5)         Less than one percent of outstanding S.Y. Bancorp Common Stock.

(6)         Includes 60,413 shares owned by Mr. Edinger’s wife.

(7)         Includes 4,041 shares owned by Mr. Heintzman’s wife.

(8)   Includes 17,250 shares held jointly by Mr. Hillebrand and his wife, 7,756 shares owned by Mr. Hillebrand’s wife and 391 shares held as custodian for children.

(9)   Includes 9,380 shares held jointly by Mr. Lechleiter and his wife and 1,200 shares held as custodian for children.

(10) Includes 8,711 shares held jointly by Mr. Madison and his wife and 1,914 shares owned by Mr. Madison’s wife.

(11) Includes 56,360 shares held by Publishers Printing Company LLC, of which Mr. Simon is President and Chief Executive Officer.

(12) Includes 46,551 shares owned by Mr. Tasman’s mother for which Mr. Tasman shares voting control but from which he derives no economic benefit; 59,359 shares held jointly by Mr. Tasman and his wife; 4,685 shares held as custodian for their son, and 69,825 shares owned by a partnership from which Mr. Tasman derives economic benefit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, our Directors and persons who own more than 10% of a registered class of S.Y. Bancorp’s common stock to file initial reports of ownership and changes in ownership with the SEC and the NASDAQ.  Such executive officers, Directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the applicable executive officers and our Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for the year ended December 31, 2012 with the exception of Mr. Brooks’s wife, who sold 128 shares on October 26, 2012 and reported the transaction on October 31, 2012.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT ON EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The members of the Compensation Committee are Messrs. Edinger, Lechleiter (chair), and Tasman, all of whom are independent non-employee Directors.  The Board of Directors has adopted a written charter for the Compensation Committee.  The functions of this Committee include establishing the compensation amounts and programs for the executive officers and directors.  The Committee held five meetings during 2012, and its actions included finalizing all aspects of 2012 executive compensation based on recommendations made by an outside compensation consultant and recommending such compensation to the Board for approval. In addition, the Committee reviewed compensation philosophy with its outside consultant, reviewed compliance with the Committee charter, reviewed the company-wide retirement plan programs, reviewed the 2013 Bancorp operating budget and its effect on incentive compensation programs for 2013, discussed executive succession planning, received education on compensation matters and implemented recommendations from an outside consultant on non-employee director compensation for 2013. The Compensation Committee considered the affirming vote from the 2012 shareholder vote regarding executive compensation which provided the Committee with information regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices. The Committee will continue to consider this information when determining future executive compensation arrangements.

The Role of Compensation Consultants; Conflicts

In 2010, the Committee engaged Mercer LLC to conduct a comprehensive review of executive and director compensation for 2011 and beyond.  Mercer was asked to review current executive compensation practices, including competitiveness with market and appropriateness of the program given Bancorp’s business strategy and organizational structure. Mercer, along with the Committee, developed a pay for performance strategy that the Committee continued to use for 2012. Mercer reviewed the listing of peer banks to which the Company benchmarks its 2012 executive compensation and suggested no changes from those used in the prior year. Mercer provided input for 2012 base salaries. Also, Mercer provided a review of the director compensation program, including competitiveness with market and appropriateness of the program relative to broader market best practices for 2013.

Pursuant to the Committee’s charter, and in light of new SEC and proposed NASDAQ rules, the Committee considered Mercer’s independence. The Committee requested and received from Mercer information on the following independence factors: (i) other services Mercer performs for the Company, (ii) the amount of fees received by Mercer from the Company in relation to its total revenue, (iii) the policies and procedures of Mercer that are designed to prevent conflicts of interest, (iv) any business or personal relationships of the Mercer consultant with a member of the Committee, (v) the amount of S.Y. Bancorp stock owned by the consultant, and (vi) any business or personal relationships between the executive officers and the compensation consultant or Mercer,  The committee concluded that Mercer’s work for the Committee is independent and does not raise a conflict of interest.

Objectives of Compensation Programs

The pay-for-performance compensation philosophy of the Compensation Committee supports the Company’s primary objective of creating value for its shareholders without unnecessary risk-taking.  The Committee strives to ensure the compensation of the Company’s executive officers is market-competitive to attract and retain talented individuals to lead the Company to growth and higher profitability while maintaining stability and capital strength.  The Company competes with many other financial institutions in the markets where it operates — metropolitan Louisville, Indianapolis and Cincinnati — for the most talented individuals available. Competing financial institutions range in size from very small community banks to significantly larger community, super-regional and money center banks.  All of these banks are competing for capable management, and accordingly, are willing to attractively compensate individuals to join and/or remain with their respective organization.

Peer Group

The Committee continued using a peer group for compensation benchmarking purposes, and the 2012 peer group is as follows:

Bank Mutual Corporation, Wisconsin
Bank of Kentucky Financial Corp., Kentucky
Bryn Mawr Bank Corp., Pennsylvania
Cardinal Financial Corp., Virginia D
City Holding Company, West Virginia
Enterprise Bancorp, Inc., Massachusetts
Merchants Bancshares, Inc., Vermont
Omniamerican Bancorp, Inc., Texas
Orrstown Financial Services, Inc., Pennsylvania
Provident New York Bancorp, New York
Simmons First National Corporation, Arkansas
Suffolk Bancorp, New York
TrustCo Bank Corp NY, New York
Univest Corporation of Pennsylvania, Pennsylvania
Washington Trust Bancorp, Inc., Rhode Island

In selecting a peer group, the following criteria was used (1) publicly traded banks with asset size from $1 billion to $4 billion with a target size of $2 billion or banks ranging from .5x — 2.0x target, (2) employee base between 225 and 1,000 full time equivalent employees, (3) location in a metropolitan area of 200,000 or more people, (4) insider ownership less than 45% with no single holder over 15%, (5) non-interest income greater than $10 million, (6) market capitalization greater than $90 million, and (7) not a TARP participant.  The Committee concluded these factors resulted in the best comparisons to the Company as it is located in large cities, has a trust company of nearly $2.0 billion in assets under management generating significant non-interest income, and should be viewed with other organizations not subject to TARP-related federal limitations on compensation.

The Committee has historically sought to have management’s base compensation approximate between the 50th and 75th percentiles of its peer group with the Chairman and Chief Executive Officer target at 75 percent of the peer group.

The Committee believes the following compensation strategies for the Company’s executive officers, including the Chief Executive Officer, achieve its objectives.  The philosophy of the Compensation Committee reflects a pay-for-performance culture that is competitive with other employers with which the Bancorp competes for executive talent.

The General Design of S.Y. Bancorp’s Compensation Programs

As the business of banking evolves and the Company continues to distinguish itself as an exceptional performer, it has become increasingly apparent that the Company’s success is highly dependent upon the continuity realized by retaining very capable key officers. It is these individuals who execute the strategic plans of the Company. They deliver the Company’s century-old reputation for exceptional, high-quality service and long track record of outstanding financial performance. With the primary reason for customer dissatisfaction being disruption caused by banking officer turnover, management and the Committee have designed compensation programs to respond to the high priority of appropriately compensating officers critical to its customer service mission.

The Committee believes that a structure focusing on base salary, annual short-term cash incentives, and long-term equity incentives is appropriate to achieve its objectives of attracting, motivating and retaining key executives, and paying them based on their performance.  In addition to these elements of compensation, the Committee monitors and periodically modifies post-employment types of compensation (nonqualified or supplemental retirement and severance pay programs) each designed to retain valuable executive talent. The Company has no employment contracts with any of its officers.

For 2012, the Chief Executive Officer’s compensation was determined by the Committee.  Having considered each individual’s performance, the Chief Executive Officer recommends levels for base compensation for the other executive officers to the Committee. After discussion of each executive, the Committee either approves or adjusts the recommendations.

Specific Elements of Compensation, and How Performance Impacts Each

The Company’s in-service compensation program consists of three key components:

•                  Base salary

•                  Short-term cash incentives

•                  Long-term equity-based incentives

The elements of post-employment compensation and benefits for executives (in addition to the retirement programs provided to employees generally) include:

•             Contributory nonqualified deferred compensation for all executives

•             Noncontributory nonqualified supplemental pension plan for two executives

•             Change-in-control severance agreements with certain executive officers

Base Salary. Executive officers’ base pay is determined by evaluating the most recent comparative peer data relative to similar roles and responsibilities designated in their positions.  For positions not specifically matched to peers, the officer’s level of responsibility is compared to positions deemed equivalent thereto. The Committee has set the 75th percentile as a benchmark for base salary relative to peers for Mr. Heintzman.  Individual salary increases are reviewed annually using this information as well as consideration of the executive’s individual performance during the preceding year.  For 2012, the Committee established a range between the 50th and 75th percentile for base salary relative to peers. In consideration of this range, Mr. Heintzman requested no increase in his base compensation because it approximated 75th percentile of the peer group. The Committee concurred.

Short-term Cash Incentives. The objective of annual cash incentive compensation is to deliver levels of compensation conditioned on the attainment of certain financial, departmental and/or operating results of the Company.  The Committee believes these to be primary drivers of stock price performance over time.  Therefore, the Committee established an incentive program based upon the achievement of certain earnings per share goals as well as line of business goals applicable to specific officers’ duties.  For 2012, the determination as to whether cash incentives would be paid to Mr. Heintzman and non-line of business executive vice presidents was based solely upon the achievement of diluted earnings per share (EPS) levels as set forth below. The formula has increasingly higher payout percentages for corresponding higher EPS levels that reinforces the Committee’s pay-for-performance philosophy.  2012 EPS targets and corresponding bonus percentages follow:

Mr. Heintzman, Ms. Davis and Mr. Hillebrand

	Bancorp		Bonus as a Percentage of Base Salary
	EPS		Mr. Heintzman	Ms. Davis	Mr. Hillebrand

Threshold	$1.71		10%	6%	8%
	$1.72		20%	12%	16%
	$1.73		30%	18%	24%
	$1.74		40%	24%	32%
Target	$1.75		50%	30%	40%
	$1.78		60%	36%	48%
	$1.81		70%	42%	56%
	$1.84		80%	48%	64%
	$1.87		90%	54%	72%
Maximum	$1.90	or greater	100%	60%	80%

For 2012, the Company earned $1.85 per diluted share and accordingly the following incentive payments were made:

Name	2012 Base Salary	Incentive Percentage	Incentive Payment
Heintzman	$535,000	80%	$428,000
Davis	$225,000	48%	$108,000
Hillebrand	$360,000	64%	$230,400

Ms. Thompson

Ms. Thompson’s short-term incentive has three components: departmental gross revenue, income before overhead allocations, and EPS of the Company as a whole. The investment management and trust department ranks in the top 100 bank-owned trust departments in the country based on revenue and contributes approximately 40% of the Bank’s total non-interest income and 20% of the Company’s net income, distinguishing the Company from its peers.  Growth in departmental profitability therefore directly affects the profitability of the Bank and significantly enhances shareholder value.  The respective targets and corresponding bonus percentages for Ms. Thompson follow:

	Departmental Gross Revenue		Departmental Income Before Overhead Allocations
	Percentage	Bonus as	Percentage	Bonus as
	Increase over	Percentage	Increase over	Percentage
	Prior Year	of Base Salary	Prior Year	of Base Salary
Threshold	2%	2.625%	1%	2.625%
	3%	5.250%	2%	5.250%
	4%	7.875%	3%	7.875%
	5%	10.500%	4%	10.500%
Target	6%	13.125%	5%	13.125%
	8%	15.750%	8%	15.750%
	10%	18.380%	10%	18.380%
	12%	21.000%	12%	21.000%
	14%	23.630%	14%	23.630%
Maximum	Over 14%	26.250%	Over 14%	26.250%
Actual Results	4%	7.875%	1%	2.625%

Bancorp EPS

			Bonus as
	Bancorp		Percentage of
	EPS		Base Salary
Threshold	$1.71		1.75%
	$1.72		3.50%
	$1.73		5.25%
	$1.74		7.00%
Target	$1.75		8.75%
	$1.78		10.50%
	$1.81		12.25%
	$1.84		14.00%
	$1.87		15.75%
Maximum	$1.90	or greater	17.50%
Actual Results	$1.85		14.00%

For 2012, combined achievement levels of the three incentive components resulted in a bonus of 24.50% of base salary, or $82,075.

Mr. Poindexter

The Committee believes its incentive matrix plan for Mr. Poindexter drives achievement of the Company’s annual performance goals to support its strategic business objectives and promote the attainment of specific financial goals while encouraging teamwork and compliance.  Mr. Poindexter’s bonus targets cover a matrix of all areas of his responsibility including:  Commercial Banking, Private Banking, Business Banking, Treasury Management, International, and Correspondent Banking.  The Commercial Banking, Private Banking, and Business Banking areas of all three markets are the source of significant loan and deposit growth.  Net interest income comprises approximately two-thirds of the Company’s consolidated revenues.  Shareholder value is enhanced as growth in these areas significantly impacts the profitably of the Company.  Mr. Poindexter’s matrix assigns various weights to several categories including: average over average net loan and deposit growth, growth of loan fees and service charges, customer satisfaction and charge-offs.  The program requires a minimum of 50 points for any incentive bonus to be paid.  Additionally, certain point deductions are considered to promote quality of growth including deductions for excessive charge-offs and non-compliance with established customer service standards.  The matrix below used to compute the incentive is structured such that achievement of target performance in all categories results in a cash incentive equal to 22.50% of base salary.  Goals are considered aggressive and relatively difficult to achieve.

The following is a summary of Mr. Poindexter’s performance under the short-term incentive plan:

	Component Weight at Target Performance	Points Earned
Loan growth	45%	45.58
Non interest deposit growth	10%	20.00
Interest bearing deposit growth	5%	—
Loan fees	10%	—
Service charges	5%	3.62
Officer production management	5%	—
Treasury services revenue	5%	9.17
International revenue	5%	3.57
Credit quality/Charge offs	10%	7.92
Total	100%	89.86

Once certain performance is obtained, achievement under the target results in a prorated cash incentive, while performance exceeding targets results in a cash incentive proportionately higher, up to a maximum of 45% of base salary.  The following summarizes the parameters of the plan:

	Bonus as a Percentage of Salary
	Threshold	Target	Maximum
Operations points	50	100	200
Operations bonus %	11.25%	22.50%	45.00%

In addition to departmental goals, Mr. Poindexter has a component of his cash incentive based on overall performance of the Company, as follows:

			Bonus as
	Bancorp		Percentage of
	EPS		Base Salary
Threshold	$1.71		1.50%
	$1.72		3.00%
	$1.73		4.50%
	$1.74		6.00%
Target	$1.75		7.50%
	$1.78		9.00%
	$1.81		10.50%
	$1.84		12.00%
	$1.87		13.50%
Maximum	$1.90	or greater	15.00%
Actual results	$1.85		12.00%

For 2012, Mr. Poindexter achieved 89.86 points under his departmental matrix plan resulting in a 20.22% bonus. Additionally, Mr. Poindexter received a 12% bonus under Bancorp EPS performance plan. In aggregate, Mr. Poindexter earned a cash bonus of 32.22% of base salary, or $84,495.

Long-Term Incentives.       The Committee believes the long-term incentive stock awards to executives best serve the interests of shareholders by providing those persons having responsibility for the management and growth of the Company with an opportunity to increase their ownership of the Company’s common stock and to have a stake in the future of the Company.  Additionally, these equity awards further the Company’s competitive advantage against significantly larger institutions by attracting and retaining talented individuals critical to the Company’s success.  Equity awards also provide the Company an advantage over smaller community banks where equity compensation often is not available. Stock Appreciation Rights (SARs) give the executive the right to receive S.Y. Bancorp Common Stock equal in value to the difference between the price of the Common Stock’s trading value as of the date of grant and that at a future exercise date.  The vesting period of these SARs is typically five years and the exercise period is ten years. Therefore, if the common stock market price increases, executives have an incentive because they can exercise and be issued stock based on the appreciation from the lower grant date option price.  The vesting period of the restricted shares is also typically five years. The number of equity awards granted to each executive is based upon a formula determined by the Committee to be commensurate with responsibilities. Regarding the granting of SARs in 2012, the following executives received awards with a value relative to their base salary, based on the value the awards have as determined accounting purposes.

Name	Accounting Value of SARs Awarded as Percentage of Base Salary
Mr. Heintzman	25.0%
Ms. Davis	15.0%
Mr. Hillebrand	20.0%
Ms. Thompson	17.5%
Mr. Poindexter	15.0%

In 2011, the Committee amended the 2005 Stock Incentive Plan to allow for the issuance of performance based restricted stock units (RSUs).  The amendment provided that RSUs may be awarded to employees and directors of the Company and the Company’s affiliates on such terms and conditions as the Committee deems appropriate, including vesting upon the achievement of specified performance goals.  Upon the award of RSUs, the Committee is required to establish a period of time during which the RSUs are subject to forfeiture.  Upon the expiration of such period, and upon satisfaction of any conditions or performance goals applicable to the vesting of the RSUs, the RSU recipient will receive shares of Company common stock equal to the number of RSUs awarded and earned by the recipient.  RSU recipients do not have any rights as shareholders of the Company with respect to the RSUs at any time before the recipients receive shares of Company common stock.  The Committee may, however, grant RSUs that provide the recipient the right to receive an amount equal to the cash distributions the recipient would have been entitled to receive had the recipient held the shares of the Company’s common stock underlying the RSUs on the date of such cash distributions.

The granted RSUs generally require the executive to remain employed until the end of a performance cycle in order to vest and be paid in shares of common stock, with prorated awards still paid to those who leave the Bank mid-cycle due to death, disability or retirement (age 60).  RSUs also vest at the target level (50% of the maximum) if a change in control occurs before a performance cycle ends. Executives do not receive the benefit of any dividends or other distributions paid on stock related to RSUs until the stock is actually issued.

In 2012, the Committee approved the following RSUs:

Performance period:	Three years, beginning January 1, 2012 through December 31, 2014

Plan goals:	1. Grow diluted earnings per share at the targeted compounded rate of 8% per year from the base year.

2. Rank at the target percentile or higher compared to peer community banks over the plan period as measured by SNL Financial for all public banks $1-$2.5 billion in assets using Return on Assets (ROA) as the performance measurement ratio. Performance will be measured by averaging the three annual rankings.

Performance ranges:	The RSUs provide for threshold, target and maximum performance goals as follows:

	Minimum	Target	Maximum

Three year cumulative EPS	$5.41	$6.01	$6.57

Peer bank performance percentile	>50%	75%	90%

The long-term incentive will be determined as a percentage of the participant’s Year 1 base salary and will be denominated in shares of Company common stock valued on the date of grant.  Fractional shares will not be distributable.

A summary of the long-term incentive plan follows (all amounts are expressed as a percentage of salary):

	EPS			Bancorp vs. Peers			Total Value of Stock Which May Be Earned, Based on Grant-Date Value as a % of Base Salary
	Minimum	Target	Maximum	Minimum	Target	Maximum	Minimum	Target	Maximum
Heintzman	5.0%	12.5%	25.0%	5.0%	12.5%	25.0%	10.0%	25.0%	50.0%
Davis	3.0%	7.5%	15.0%	3.0%	7.5%	15.0%	6.0%	15.0%	30.0%
Hillebrand	4.0%	10.0%	20.0%	4.0%	10.0%	20.0%	8.0%	20.0%	40.0%
Thompson	3.5%	8.8%	17.5%	3.5%	8.8%	17.5%	7.0%	17.6%	35.0%
Poindexter	3.0%	7.5%	15.0%	3.0%	7.5%	15.0%	6.0%	15.0%	30.0%

Bonus payouts:

Shares earned at the end of the performance period will be distributed to RSU participants by March 1 of the year following the performance period. All payouts of RSUs will be made in shares of Company common stock based on the total number of shares per participant determined at the beginning of the performance period.

Prior to the December 2012 announcement of the Company’s acquisition of The BANCorp, Inc., the Committee had not anticipated the short-term costs associated with an acquisition which could provide a disincentive for executives who hold RSUs that are earned based on EPS to bring attractive acquisition opportunities to the Board’s attention, unless EPS were determined without regard to such costs. Therefore in March 2013, the Committee amended the 2012 RSU awards to exclude transaction costs of an acquisition from the cumulative EPS growth calculation for the 2012 RSU awards.

Special Equity Grants   In February 2012, the committee granted executive management stock grants for achieving record EPS performance in 2011, one of the most challenging operating environments since the Great Depression.  Preservation of shareholder value was a key factor in the Committee’s decision to grant the shares.  The table below compares the performance of the Company’s Common Stock to two bank stock indexes; the SNL NASDAQ Bank index and the SNL Midwest Bank index for the last five years.  The graph assumes the value of the investment in the Company’s Common Stock and in each index was $100 at December 31, 2006 and that all dividends were reinvested.

	Period Ending
	12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011
S.Y. Bancorp, Inc.	100.00	87.71	103.54	82.85	98.05	84.75
SNL Midwest Bank index	100.00	77.94	51.28	43.45	53.96	50.97
SNL NASDAQ Bank index	100.00	78.51	57.02	46.25	54.57	48.42

As evidenced by the table above and in recognition of the Company’s outstanding performance throughout the financial crisis, the Committee deemed it appropriate to make stock grants that are restricted based on three years of additional service before the awards are vested.  The number of shares granted were determined based on the value per share on the date of grant as a percentage of each executive’s base salary as follows:

Heintzman	25%
Davis	15%
Hillebrand	25%
Thompson	18%
Poindexter	15%

Post-Employment Compensation and Benefits   To enhance the objective of retaining key executives, the Company previously established Senior Executive Severance Agreements (the “Severance Agreement”) for Mr. Heintzman, Ms. Davis and Ms. Thompson, concluding it to be in the best interests of S.Y. Bancorp, its shareholders and the Bank to take reasonable steps to compensate these key executives in the event of a change in control or similar event.  With these agreements in place, if S.Y. Bancorp should receive takeover or acquisition proposals from third parties, S.Y. Bancorp will be able to call upon the key executives of the Bank for their advice and assessment of whether such proposals are in the best interests of shareholders, free of the influences of their personal employment situations.  These severance agreements have been in place since the mid-1990s and were updated in 2005 to reflect tax law changes and then restated and amended in their entirety in early 2010 based on the Committee’s review of peer group comparables and current trends. In 2010, similar agreements were added for the same reasons for Messrs. Hillebrand and Poindexter, as well as other executive officers.

Supplemental Retirement Benefits  The Bank has a nonqualified deferred compensation plan which, until 2006, merely provided executives with the ability to defer a portion of their cash compensation and related taxes, and instead receive such compensation after their employment with the Bank ends or, in certain cases, while still employed by the Bank through in-service distributions. Amendments in 2006 provided executives with Bank contributions for the amount of match and ESOP contributions they do not receive under the Bank’s qualified retirement plan because of certain limits under the Internal Revenue Code.

In the 1980’s, the Bank created a plan (called the Senior Officer Security Plan, or SOSP) to enhance the retirement security of key executives by granting them a fixed annual benefit per year after retirement. This fixed amount was originally designed to supplement broader-based retirement programs and bring the executives’ retirement income from combined sources of the tax-qualified employer retirement programs, social security and this plan to a level of approximately 70% of their pre-retirement income. Once implemented, the benefit amounts were never adjusted and the plan therefore is not expected to yield that level of income replacement currently. This plan covers two current executive officers, and there is no intention of adjusting their defined benefit payments or adding additional participants.

Stock Ownership/Retention Guidelines

As noted above, equity compensation is awarded to align executives’ and shareholders’ interest over the longer term; therefore, management and the Committee expect executives to own stock exclusive of unexercised stock options or SARs. While retention or disposition of shares acquired upon the exercise of stock options or SARs is at the discretion of the Company maintains minimum ownership guidelines based upon salary multiples. The Chief Executive Officer is expected to own stock at a multiple three times his base salary. For all other executives, that multiple is two times base pay.  For the officers in the Summary Compensation Table, all have exceeded the applicable guideline level with the exception of Mr. Poindexter.

Conclusion

In summary, the Committee believes the total compensation program for S.Y. Bancorp’s executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the long-term goals and objectives of the Company and its shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of S.Y. Bancorp, Inc.

Richard A. Lechleiter, Chairman
Charles R. Edinger, III
Norman Tasman

The report of the Compensation Committee shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed soliciting material or subject to Regulation 14A of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Executive Compensation Tables and Narrative Disclosure

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer.  Throughout this section, we refer to executives named in this table individually, as the “Executive” and collectively as the “Executives”.

Summary Compensation Table

				Stock	Option	Non- Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($) (1)	($)	($) (2)	($) (3)	($) (1) (4)	($) (5)	($) (6) (7)	($)

David P. Heintzman	2012	535,000	—	278,180	95,397	428,000	66,750	71,591	1,474,918
Chairman and CEO	2011	535,000	—	190,974	72,485	––	233,688	81,769	1,113,916
	2010	511,000	—	93,191	122,962	153,300	89,598	95,170	1,065,221

Nancy B. Davis	2012	225,000	—	70,187	24,071	108,000	––	24,810	452,068
CFO	2011	216,000	—	44,425	17,559	––	—	27,562	305,546
	2010	210,000	—	30,936	30,620	46,200	—	22,373	340,129

James A. Hillebrand	2012	360,000	—	167,742	51,353	230,400	—	33,630	843,125
President	2011	340,000	—	87,199	36,852	––	—	35,400	499,451
	2010	316,000	—	47,790	48,033	94,800	—	39,748	546,371

Kathy C. Thompson
Senior EVP and manager	2012	335,000	—	121,938	41,815	82,075	54,404	44,514	679,746
of Investment Management	2011	325,000	—	75,312	30,825	42,600	127,887	48,273	649,897
and Trust	2010	313,000	—	47,848	48,096	140,900	50,091	46,894	646,829

Phillip S. Poindexter	2012	262,000	—	81,728	28,029	84,495	—	28,766	485,018
EVP and Chief Lending	2011	254,000	—	52,236	20,649	––	—	34,012	360,897
Officer	2010	247,000	—	36,416	36,045	94,600	—	26,455	440,516

(1)                                  Officers deferred the following amounts in 2012, 2011 and 2010.  In addition to salary, the 2012 and 2010 amounts for all of the named executives included deferral of non-equity incentive compensation.

	2012		2011		2010
	Qualified Plan	Nonqualified Plan	Qualified Plan	Nonqualified Plan	Qualified Plan	Nonqualified Plan

Heintzman	22,500	57,780	22,000	32,100	22,000	39,855
Davis	22,500	34,200	22,000	7,200	22,000	18,750
Hillebrand	17,000	13,824	16,500	—	16,500	5,688
Thompson	22,500	20,854	16,500	18,380	16,500	22,695
Poindexter	17,000	9,465	16,500	5,080	16,500	9,670

(2)                                  In 2012 and 2011, stock awards include restricted stock units (RSU) entitling executives to the issuance of one share of common stock for each vested RSU after the expiration of a three-year performance period. The value of the RSU grants measured at the grant date value was $20.57 in 2012 and $21.99 in 2011. The amount of related compensation included in the table above is that associated with the most probable performance outcome at the time of the grant. The table below reflects first the amount of compensation included in the Summary Compensation Table and the maximum amount achievable under these grants. Stock awards include restricted stock granted each year shown in the table, in addition to the RSUs

In 2012 these grants were made based on extraordinary performance when compared to peers. In 2011 and 2010, these grants were made based on achievement of return on assets or return on equity at the 90th percentile or higher when compared to peers as described in Compensation Discussion and Analysis in the respective Proxy Statements . The values of the restricted stock grants measured at the grant date value were $22.86, $24.28 and $21.03 in 2012, 2011 and 2010 respectively. Awards were determined as described in the Compensation Discussion and Analysis in the respective Proxy Statements.  For assumptions used in valuation of stock awards and other information regarding stock-based compensation, refer to Note 15 to the 2012 consolidated financial statements.

	2012		2011
	Most Probable on		Most Probable on
	Date of Grant	Maximum	Date of Grant	Maximum

Heintzman	144,426	240,710	141,297	235,491
Davis	36,446	60,743	34,227	57,042
Hillebrand	77,742	129,570	71,830	119,714
Thompson	63,302	105,504	60,088	100,142
Poindexter	42,432	70,720	40,242	67,070

(3)                                  Stock appreciation rights were granted with an exercise price equal to the closing price of the common stock on the applicable grant date, or $ 22.86, $23.76, and $21.03 in 2012, 2011, and 2010, respectively. The fair value of each SAR was $3.93, $5.04, and $5.31, respectively. These amounts were determined as described in the Compensation Discussion and Analysis in the respective Proxy Statements. For assumptions used in valuation of stock appreciation rights and other information regarding stock-based compensation, refer to Note 15 to the 2012 consolidated financial statements.

(4)                                  Non-equity incentive plan compensation is fully vested when paid. These amounts were determined in accordance with the plan performance criteria described in the Compensation Discussion and Analysis in the respective Proxy Statements.

(5)           Totals include the change in actuarial value of defined benefit as follows:

	Heintzman	Davis	Hillebrand	Thompson	Poindexter

2012	66,750	—	—	54,404	—
2011	233,688	—	—	127,887	—
2010	89,598	—	—	50,091	—

Assumptions used in calculating the change in actuarial value of the defined benefit above include a discount rate of 3.79% for December 31, 2012, 3.95% for December 31, 2011 and 5.20% for December 31, 2010, retirement age of 65, and payments occurring for 15 years, with no pre- or post-retirement mortality.

Earnings on the Executives’ nonqualified deferred compensation balances are not included above. The investment alternatives of the nonqualified plan do not and have not offered above-market rates of interest or preferential returns.

(6)           All Other Compensation consists of the following:

	Heintzman	Davis	Hillebrand	Thompson	Poindexter
2012
Matching contribution to 401(k)	15,000	13,500	15,000	15,000	15,000
Contribution to ESOP	5,000	4,500	5,000	5,000	5,000
Contribution to nonqualified plan (a)	33,846	1,813	3,047	15,077	3,186
Other	17,745	4,997	10,583	9,437	5,580

	71,591	24,810	33,630	44,514	28,766
2011
Matching contribution to 401(k)	14,700	12,960	14,700	14,700	14,700
Contribution to ESOP	4,900	4,320	4,900	4,900	4,900
Contribution to nonqualified plan (a)	50,360	5,772	10,197	21,334	10,573
Other	11,809	4,510	5,603	7,339	3,839

	81,769	27,562	35,400	48,273	34,012
2010
Matching contribution to 401(k)	14,700	12,600	14,700	14,700	14,700
Contribution to ESOP	4,900	4,200	4,900	4,900	4,900
Board fees	13,000	0	13,000	13,000	0
Contribution to nonqualified plan (a)	46,784	1,163	2,079	8,155	1,598
Other	15,786	4,410	5,069	6,139	5,257

	95,170	22,373	39,748	46,894	26,455

(a) Includes a Bank contribution to supplement the contributions that the Executive does not receive under the Bank’s tax-qualified 401(k) and ESOP plan because of plan or Internal Revenue code limits.

(7)                                  Perquisites totaled less than $10,000 for each Executive and are therefore not included in the table.

The following table sets forth information concerning plan-based awards made to the Executives during the last fiscal year.

Grants of Plan-Based Awards Table

								All other	All other		Grant
								stock	option		date fair
								awards:	awards:	Exercise	value of
		Payouts			Estimated future payouts			number of	number of	or base	stock
		under non-equity			under equity			shares of	securities	price of	and
		incentive plan awards (1)			incentive plan awards (2)			of stock	underlying	option	option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or units	options	awards	awards
Name	date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)
Heintzman	02/20/12	—	428,000	—	2,340	5,851	11,702	5,851	24,274	22.86	95,397
Davis	02/20/12	—	108,000	—	591	1,477	2,953	1,476	6,125	22.86	24,071
Hillebrand	02/20/12	—	230,400	—	1,260	3,150	6,299	3,937	13,067	22.86	51,353
Thompson	02/20/12	—	82,075	—	1,026	2,565	5,129	2,565	10,640	22.86	41,815
Poindexter	02/20/12	—	84,495	—	688	1,719	3,438	1,719	7,132	22.86	28,029

All material terms and conditions of grants are described in Compensation Discussion and Analysis. Grants comprised of:

(1)         Cash incentives

(2)         Restricted stock units

(3)         Restricted stock shares

(4)         Stock appreciation rights

The following table sets forth information concerning equity stock options and SARs held by the Executives as of the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock Awards
								Equity
							Equity	incentive plan
							incentive plan	awards:
	Number of	Number of			Number of	Market value	awards:	market or
	securities	securities			shares or	of shares or	number of	payout value
	underlying	underlying			units of	units of	unearned	of unearned
	unexercised	unexercised	Option		stock	stock	shares, units or	shares, units or
	options	options	exercise	Option	that have	that have	other rights that	other rights that
	(#)	(#)	price	expiration	not vested	not vested	have not vested	have not vested
Name	Exercisable	Unexercisable	($)	date	(#)	($)	(#)	($)
Heintzman
	15,750	—	20.1714	12/16/2013	—	—	—	—
	25,095	—	22.8095	12/14/2014	—	—	—	—
	31,500	—	24.0667	1/17/2016	—	—	—	—
	22,000	—	26.8300	2/20/2017	—	—	—	—
	13,500	—	23.3700	2/19/2018	—	—	—	—
	7,380	4,920	22.1400	2/17/2019	785	17,600	—	—
	7,020	10,530	21.0300	2/16/2020	2,885	64,682	—	—
	2,876	11,506	23.7600	3/15/2021	—	—	—	—
	—	—	24.2800	4/19/2021	1,364	30,581	10,709	219,856
		24,274	22.8600	2/20/2022	5,821	131,179	—	—
	—	—	22.8600	2/20/2022	—	—	11,702	240,710
	125,121	51,230			10,855	244,042	22,411	460,566
Davis
	4,725	—	20.1714	12/16/2013	—	—	—	—
	6,300	—	22.8095	12/14/2014	—	—	—	—
	8,400	—	24.0667	1/17/2016	—	—	—	—
	5,000	—	26.8300	2/20/2017	—	—	—	—
	3,200	—	23.3700	2/19/2018	—	—	—	—
	1,800	1,200	22.1400	2/17/2019	269	6,031	—	—
	2,330	3,496	21.0300	2/16/2020	745	16,703	—	—
	696	2,788	23.7600	3/15/2021	—	—	—	—
	—	—	24.2800	4/19/2021	280	6,278	2,594	53,255
	—	6,125	22.8600	2/20/2022	1,476	33,092	—	—
	—	—	22.8600	2/20/2022	—	—	2,953	60,743
	32,451	13,609			2,770	62,104	5,547	113,998
Hillebrand
	6,300	—	22.8095	12/14/2014	—	—	—	—
	9,450	—	24.0667	1/17/2016	—	—	—	—
	6,000	—	26.8300	2/20/2017	—	—	—	—
	3,436	859	23.3700	2/19/2018	126	2,825	—	—
	3,000	2,000	22.1400	2/17/2019	328	26,478	—	—
	3,600	5,400	21.0300	2/16/2020	1,181	21,142	—	—
	1,462	5,850	23.7600	3/15/2021	—	—	—	—
	—	—	24.2800	4/19/2021	422	9,461	5,444	111,765
		13,067	22.8600	2/20/2022	3,937	88,268	—	—
	—	—	22.8600	2/20/2022	—	—	6,299	129,570
	33,248	27,176			5,994	148,174	11,743	241,336
Thompson
	9,765	—	20.1714	12/16/2013	—	—	—	—
	9,345	—	22.8095	12/14/2014	—	—	—	—
	14,700	—	24.0667	1/17/2016	—	—	—	—
	9,500	—	26.8300	2/20/2017	—	—	—	—
	6,000	—	23.3700	2/19/2018	—	—	—	—
	3,300	2,200	22.1400	2/17/2019	354	7,937	—	—
	3,604	5,407	21.0300	2/16/2020	1,182	26,500	—	—
	1,223	4,893	23.7600	3/15/2021	—	—	—	—
	—	—	24.2800	4/19/2021	418	9,372	4,554	93,494
		10,640	22.8600	2/20/2022	2,565	57,507	—	—
	—	—	22.8600	2/20/2022	—	—	5,129	105,504
	—	—			—	—	—	—
	57,437	23,140			4,519	101,316	9,683	198,997
Poindexter
	7,875	—	22.8095	12/14/2014	—	—	—	—
	9,450	—	24.0667	1/17/2016	—	—	—	—
	6,000	—	26.8300	2/20/2017	—	—	—	—
	2,960	740	23.3700	2/19/2018	110	2,466	—	—
	2,220	1,480	22.1400	2/17/2019	246	5,515	—	—
	2,743	4,115	21.0300	2/16/2020	876	19,640	—	—
	819	3,278	23.7600	3/15/2021	—	—	—	—
	—	—	24.2800	4/19/2021	329	7,376	3,050	62,617
		7,132	22.8600	2/20/2022	1719	38,540	—	—
	—	—	22.8600	4/25/2022	—	—	3,438	70,720
	32,067	16,745			3,280	73,537	6,488	133,336

(1)                                  Unvested options and stock appreciation rights vest 20% each year beginning one year after the grant date and each anniversary thereafter.

(2)                                  Unvested shares vest ratably over three or five years beginning one year from the date of grant and each anniversary thereafter.

(3)                                  Unearned restricted stock units are earned over three year performance periods ending December 31, 2014 and 2013 based on goals described in the Compensation Discussion and Analysis.

The following table sets forth the stock options exercised by or stock awards vested for the Executives during the last fiscal year:

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
David P. Heintzman	16,590	74,719	3,295	74,414
Nancy B. Davis	5,250	27,253	782	17,671
James A. Hillebrand	6,300	27,120	1,258	28,442
Kathy C. Thompson	7,140	22,998	1,164	26,294
Phillip S. Poindexter	0	0	985	22,275

Noncontributory Nonqualified Pension Plan

The 2005 Restated Senior Officer Security Plan (the “SOSP”) provides benefits, beginning at age 65, of $136,500 per year for 15 years for Mr. Heintzman and $82,000 per year for 15 years for Ms. Thompson, as a means to supplement their retirement income, after also considering expected Social Security benefits and the broad-based retirement plan applicable to Bank employees generally.  The total potential benefit vests at 4% per year of service so that it is fully vested if the Executive works for the Bank for a total of 25 years. Mr. Heintzman is fully vested, and as of December 31, 2012, Ms. Thompson was 80% vested in their respective benefits.  The retirement benefit also becomes fully vested in the event of the Executive’s disability or a change of control of the Bank or S.Y.  Bancorp while the Executive is employed by the Bank.

If the Executive terminates employment before age 55, benefit payments can begin as early as age 55 (or such later age as the Executive has elected), but the annual payment amount will be lowered to an actuarially equivalent value .  If the Executive leaves the Bank after age 55, benefit payments do not begin until age 65.

Death benefits are provided in lieu of these retirement payments if the participant dies while in the employ of the Bank before age 65 or after leaving the Bank due to disability.  The death benefits are provided by the Bank endorsing over to the Executive via a split dollar agreement a right to payment of a portion of the death benefits due under several insurance policies purchased by the Bank on the Executives.  At December 31, 2012,, the SOSP provided for a $3,393,722 death benefit for Mr. Heintzman and a $1,762,805 death benefit for Ms. Thompson.

If an executive dies after employment termination (other than on account of disability) but before retirement payments begin, the Executive’s selected beneficiary is paid a death benefit equal to the retirement payments to which the Executive would have been entitled, at the same time and in the same amounts those payments would have even paid to the Executive. The following table illustrates these pension benefits:

Pension Benefit Table

			Present Value of	Payments
		Number of Years	Accumulated	During Last
		of Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
David P. Heintzman	Senior Officers’ Security Plan	28	1,043,854	—
Nancy B. Davis	—	—	—	—
James A. Hillebrand	—	—	—	—
Kathy C. Thompson	Senior Officers’ Security Plan	20	488,978	—
Phillip S. Poindexter	—	—	—	—

Contributory Nonqualified Deferred Compensation Plan

The Executive Nonqualified Deferred Compensation Plan (the “NQ Plan”) allows the Executive to defer receipt of and income taxes on up to 10% of base salary and 50% of annual incentive compensation. In addition, based on those deferrals, Executives are credited with the amount of 401(k) match and ESOP contribution that they do not receive under the Bank’s tax-qualified 401(k) and Employee Stock Ownership Plan (KSOP) applicable to employees generally, because of plan and Internal Revenue Code limits on pay that can be taken into account. This Bank credit to the Executive’s plan accounts is vested in accordance with the same vesting schedule as applies in the KSOP, but all Executive’s in the Summary Compensation Table have sufficient tenure with the Bank to be 100% vested in all contributions to the NQ Plan.

As amounts are credited to the NQ Plan, the value of the plan will increase or decrease based on the actual investment performance of certain investment funds selected by the Company, from which the Executives can designate (and re-designate as often as they wish) how their account balances should be allocated.

The Executives have elected between a lump sum distribution or annual installments over no more than 10 years from the NQ Plan, but that election applies only if they leave the Bank’s employ due to death or after age 55.  If the Executive’s termination of employment occurs other than on account of death and prior to age 55, benefits are automatically paid in a lump sum.

The Executive also may elect (prior to the year in which credits are to be made) to have some or all of their own deferrals paid to them in a lump sum or installments over up to six years, while still employed by the Bank, provided they timely designate the amount and time for that payment, and subject to Internal Revenue Code restrictions on later accelerating the payment or delaying it.  Executives may also apply to receive a distribution in the event of an unforeseeable emergency.

Nonqualified Deferred Compensation Table

			Registrant	Aggregate	Aggregate	Aggregate
		Executive Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	Distributions	at Last Fiscal Year
Name		($)	($) (2)	($)	($)	End ($)

David P. Heintzman	(1)	32,100	33,846	—	—	721,644
						218,216
Nancy B. Davis		7,200	1,813	—	—	253,805
James A. Hillebrand	(1)	—	3,047	—	—	39,950
						5,630
Kathy C. Thompson		18,880	15,077	—	—	341,742
Phillip S. Poindexter		5,240	3,186	—	—	55,503

(1)                              For Messrs. Heintzman and Hillebrand, includes first an employee account, then a director fee deferral account accumulated from period when they received separate directors’ fees.

(2)                              Includes an amount for each officer equal to the 401(k) match and ESOP contribution not received under the Bank’s tax-qualified 401(k) and Employee Stock Ownership Plan because of plan limits, as described above.

Other Potential Post-Employment Payments

Various benefit plans of the Bank have special terms that apply if a change in control occurs:

•                  The SOSP, described above, provides that a change in control of the Bank during the Executive’s employment will trigger the Executive becoming fully vested in the SOSP benefit.

•                  The Nonqualified Deferred Compensation Plan discussed above provides that at a change in control while the Executive is still employed, any Bank credits to this plan that are then unvested will be 100% vested.

•                  The Executives’ ability to exercise stock awards is fully accelerated upon a change in control and any unvested stock-based compensation awards become 100% vested at change in control.

•                  Each of the Executives had Severance Agreements as of the end of 2011 that generally only applied in the event of a change in control. The following summarizes those agreements.

Mr. Heintzman, Ms. Thompson, Mr. Hillebrand and Ms. Davis

Their change in control severance payment for these executives will equal three times the sum of their highest monthly base salary during the sixth months prior to termination or resignation, plus the highest annual cash bonus paid to them for the current and preceding two fiscal years preceding their termination or resignation.  They also have a right to participate in the Bank’s health plans at their cost for three years following severance, and are subject to an 18 month prohibition on competing with the Bank in any way within a 50 mile radius of any Bank office, in addition to the confidentiality and nonsolicitation covenants that bind other executives.  In addition, rather than capping the amount paid based on Section 280G of the Internal Revenue Code, these agreements allow each executive to be paid the described severance amount, or an amount that is just below the Section 280G threshold, if the net amount they would receive after reduction for any triggered excise tax, would be higher than the full amount after excise taxes are paid by them.

Certain features of the prior Severance Agreements are preserved for Mr. Heintzman, Ms. Davis and Ms. Thompson.   The Bank will pay these executives the described severance if they resign for any reason in connection with a change in control (“good reason” is not required).  In addition, because the prior Severance Agreements required the Bank to also pay a tax gross-up to these executives if their severance exceeded the Section 280G threshold described above and therefore triggered an excise tax, and because the Bank’s calculations indicate that Mr. Heintzman and Ms. Thompson would be due such a tax gross up under the prior Severance Agreements’ terms as of the end of 2008, the Severance Agreements “grandfather” that higher amount for a period of time.  If change in control negotiations begin within three years after the date of the Severance Agreements (and conclude in a change in control occurring), the severance payment for Mr. Heintzman and Ms. Thompson will be the greater of (i) the severance payment and related tax gross up that would have been payable as of December 31, 2008 under the prior Severance Agreements, or (ii) the severance payment described above (three times current base salary and historical bonus).

Mr. Poindexter

The Severance Agreement for Mr. Poindexter is similar to the one for Mr. Hillebrand, with a few exceptions.  His change in control agreement provides that, in the event he is terminated without “cause” or resigns for “good reason” (as those terms are defined in the Severance Agreements) during negotiations or within two years following a change in control of the Bank or S.Y. Bancorp, the Bank will pay him a severance payment equal to two times the sum of his highest monthly base salary during the sixth months prior to his termination or resignation, plus the highest annual cash bonus paid to him for the current and preceding two fiscal years preceding his termination or resignation.  Mr. Poindexter also has a right to participate (at his cost) in the Bank’s health plans for active employees for two years, with Federal Law (COBRA) continuation coverage rights to begin thereafter.

If the amount of any severance payment plus other payments that are triggered by or enhanced due to a change in control would cause the Bank to forfeit a tax deduction for some of the severance payment, the severance payment is reduced to an amount no less than $1.00 below the amount which the Bank can pay without a limitation on its deduction under Section 280G of the Internal Revenue Code and which the Mr. Poindexter can receive without subjecting the executive to an excise tax.  Section 280G, in general, denies a tax deduction for part of the compensation received in connection with a change in control, and imposes an excise tax on the recipient of such a payment, if the total paid exceeds three times an executive’s five-year average W-2 reported income.

The Severance Agreement requires that Mr. Poindexter maintain the confidentiality of all information regarding the business of the Bank and Bancorp and that he not solicit customers or employees of the Bank for a period of 12 months following the receipt of any severance payment.

Payment under each of the Severance Agreements is made only if the Executive fully releases all claims against S.Y. Bancorp and the Bank.

The following table estimates the amount that would have been payable under the Severance if their terms had been triggered as of December 31, 2012, plus the other amounts that vest or accelerate if there is a change in control.

Executive	Change in Control Severance Agreement (1)	Difference between lump sum value of SOSP if fully vested, as compared with its value at actual percentage now vested (2)	Value realized if unvested options and stock awards were exercised/vested (3)
Heintzman	$2,889,000	$0	$762,511
Davis	$999,000	$0	$191,663
Hillebrand	$982,000	$0	$405,630
Thompson (1)	$1,604,142	$136,808	$323,850
Poindexter	$713,200	$0	$225,134

(1)                                 For Ms. Thompson, this is the grandfathered amount that the Bank had previously calculated would have been due, including excise tax gross-up payment, had she terminated as of December 31, 2008. But for the grandfathering until early 2013 of this amount in the revised agreements, under the Severance Agreements and using base salary and historical bonuses through the end of 2012, she would have been paid $1,427,700 in severance.

(2)                                 This amount is the lump sum present value of 100% of the SOSP benefit, less the present value of the percentage of the benefit already vested, using an interest rate of 2.87% (120% of the IRS-published applicable federal rate as dictated by the SOSP’s terms) and the actual attained age of the Executive as of the fiscal year end.

(3)                                 This is the total value as of December 31, 2012 of restricted stock or restricted stock units that would become vested as a result of change in control, plus the value (if positive) that each executive could have realized if all above-water unvested stock options or SARs were exercised at that date.  Still unvested stock options and SARs granted in 2008, 2011 and 2012 had exercise prices above the market value of the Bancorp’s stock at December 31, 2012, but that negative difference did not reduce the value realized as reflected above.

Director Compensation

The following table sets forth information concerning the compensation of our Directors for the last fiscal year:

Director Compensation Table

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned	Stock	Option	Incentive Plan	Deferred Compensation	All Other
	or Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($) (1)	($) (2)	($) (2)	($)	($) (3)	($) (4)	($)

Mr. Brooks	36,000	12,000	—	—	—	91,272	139,272
Mr. Edinger	33,500	12,000	—	—	—	—	45,500
Mr. Herde	38,900	12,000	—	—	—	—	50,900
Mr. Lechleiter	33,300	12,000	—	—	—	—	45,300
Mr.Madison	35,400	12,000	—	—	—	—	47,400
Mr. Northern	35,000	12,000	—	—	—	—	47,000
Mr. Priebe	12,000	—	3,990	—	—	—	15,990
Mr. Simon	31,000	12,000	—	—	—	—	43,000
Mr. Tasman	35,000	12,000	—	—	—	—	47,000

(1)                                 Of this total, the directors deferred receipt and taxation of the following amounts of 2012 fees:

Mr. Brooks	—
Mr. Edinger	33,500
Mr. Herde	19,450
Mr. Lechleiter	33,300
Mr. Madison	35,400
Mr. Northern	35,000
Mr. Priebe	12,000
Mr. Simon	17,250
Mr. Tasman	35,000

(2)                                 In January 2012 each non-employee Director received a Restricted Stock Award under the 2005 Stock Incentive Plan. The number of shares granted was equal to $12,000 divided by the fair market value per share on the grant date. Based on the closing price on the grant date of $20.60 each received 582 shares with the exception of Mr. Priebe who received the customary 1,000 stock appreciation rights upon joining the Board in August 2012. The restricted stock awards fully vest one year from the date of grant, and the stock appreciation rights vest 20% each year following the grant date.

(3)                              Each director has the option of deferring some or all of his cash fees. Investment options include Company stock and various mutual funds. Earnings on the Directors’ nonqualified deferred compensation balances are not included above. The investment alternatives of the nonqualified plan do not and have not offered above market rates of interest or preferential returns.

(4)                              Mr. Brooks, a former executive of the Bank, participated in both the Director and the Executive NQ Plan. During 2012 he received distributions of $7,272 from his account in the Executive NQ Plan.  Mr. Brooks, is also a participant in the SOSP (described in more detail above), and under that plan has an annual defined benefit of $84,000. He received his first annual payment under this plan in 2006, and payment of that same amount will continue for a total of 15 years. This amount is reflected under “All Other Compensation” above.  The actuarially-determined present value of his benefit obligation declined in 2012 because he is receiving annual benefits, so no amount is included for the change in this pension value above.

Messrs. Heintzman and Hillebrand and Ms. Thompson serve as directors for the Company. Prior to 2011 employee directors received compensation for each meeting of the Board of Directors attended. This is included in the Summary Compensation Table.

The Compensation Committee reviewed Board compensation in 2012. Their review of director compensation included benchmark institutions and the related form and substance of how directors are compensated.  For 2012, non-employee directors received an annual retainer of $12,000.  The Company’s non-employee directors received $1,000 for each meeting of S.Y. Bancorp’s Board of Directors he attended, if the meeting was not held immediately before or after a meeting of the Board of Directors of the Bank.  S.Y. Bancorp’s directors are also directors of the Bank, and received $1,000 for each Bank board meeting attended.

Non-employee directors of S.Y. Bancorp and the Bank who are members of the various committees of the Board of Directors received $600 during 2012 per meeting of S.Y. Bancorp’s Audit Committee, $500 per meeting of S.Y. Bancorp’s Compensation Committee, and Nominating and Corporate Governance Committee, $500 per meeting attended of the Bank’s Trust Committee, and the Bank’s Loan Committee. In addition, the Chairman of the Audit Committee received an annual retainer of $7,500, the Chairman of the Compensation Committee received an annual retainer of $3,500, and the Chairman of the Nominating and Governance Committee received an annual retainer of $3,500. Annual retainers are prorated if a director serves in a position for a portion of the year.

Directors may defer all or a portion of their fees pursuant to the Director Nonqualified Deferred Compensation Plan (the “Director NQ Plan”), and the amounts so deferred then increase or decrease in value based on how the director elects that the account be allocated as among various investment options provided by the Bank.  The investment options are currently the same options available under the Executive NQ Plan, except that directors may also direct that their fees be invested in Company stock, which is then actually purchased and held in trust at the Bank.  Approximately 82 percent of the total amounts owed directors under this NQ Plan as of the last fiscal year end was invested in the Company’s stock.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts under a written charter approved and adopted by the Board of Directors.  The Audit Committee reviews S.Y. Bancorp’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Committee discussed with management, the internal auditors and the independent auditors the quality and adequacy of S.Y. Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing.  The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification and evaluation of financial and related audit risks.  The Committee also discussed the results of the internal audit examinations.

In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that S.Y. Bancorp’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the quarterly and year end consolidated financial statements contained in filings with the Securities and Exchange Commission with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 114, Communication with Audit Committees as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from S.Y. Bancorp and its management, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board.  The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to S.Y. Bancorp is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in S.Y. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The Audit Committee of the Board of Directors of S.Y. Bancorp, Inc.

Carl G. Herde, Chairman

Richard A. Lechleiter

Bruce P. Madison

Stephen M. Priebe

The following table presents fees for professional audit services rendered by KPMG LLP for the audits of S.Y. Bancorp’s financial statements for 2012 and 2011 and fees billed for other services rendered by KPMG LLP:

	2012	2011
Audit fees, excluding audit related (1)	$331,000	$306,500
Audit-related fees	—	—
All other fees	—	—
Total fees	$331,000	$306,500

(1)                                 Audit fees include fees for the consolidated audit and review of Form 10-K as well as fees for the reviews of quarterly financial information filed with the SEC on Form 10-Q, FDICIA reporting and $20,000 related to the audit of compliance with requirements applicable to U.S Housing and Urban Development assisted programs.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except for both 2012 and 2011, they pre-approved the performance of unspecified audit-related services for which fees may total up to $20,000 annually.  For 2012 and 2011, no fees were incurred under this approval.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of S.Y. Bancorp and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners.  These banking transactions are made on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with persons not related to the Bank or S.Y. Bancorp.  In the opinion of management of S.Y. Bancorp and the Bank, such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.  Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2012, loans to directors and officers of S.Y. Bancorp and the Bank and their associates totaled $6,099,000 equaling 3.0% of the Bancorp’s consolidated stockholders’ equity.

Compensation Committee Interlocks and Insider Participation

During 2012 Messrs. Edinger, Lechleiter and Tasman, all of whom are independent, non-employee directors, served on the Compensation Committee of the Board of Directors.  None have served as an officer of S.Y. Bancorp nor had any relationship with S.Y. Bancorp requiring disclosure under the Securities and Exchange Commission’s rules regarding related persons transactions. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

Review of Related Person Transactions

Bancorp has written procedures for reviewing transactions between Bancorp and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transactions impair the independence of a director or present a conflict of interest on the part of a director or executive officer. Quarterly we require each of our directors and executive officers to complete a questionnaire listing any related person transactions. These are compiled by the internal audit department, and results are reported to the Audit Committee of the Board of Directors. Annually we require each director and executive officer to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Any related person transactions identified are discussed with the Audit Committee and evaluated to determine whether any likelihood exists that the transaction could impair the director’s independence or present a conflict of interest for that director. Any such conclusion would be considered by the Board of Directors. Should it be determined a director is no longer independent, he/she would be removed from the Audit, Compensation or Nominating and Corporate Governance Committee(s) as applicable. If the transaction were to present a conflict of interest, the Board would determine the appropriate response. Upon receiving notice of any transaction on the part of an executive officer that may present a conflict of interest, the internal auditor will discuss the transaction with the Chief Executive Officer or if the transaction involves the Chief Executive Officer, the Chair of the Audit Committee, to determine whether the transaction presents a conflict of interest. In a case involving a conflict of interest, the Chief Executive Officer, or Chair of the Audit Committee, along with the director of Human Resources will determine the appropriate response.

There were no transactions in 2012 with related persons needing to be disclosed under the SEC’s disclosure requirements.

The Audit Committee established a procedure under which any related person transaction or series of transactions in excess of $25,000, other than banking transactions in the ordinary course of business and in compliance with federal banking regulations, will be reported to and preapproved by the audit committee.

ANNUAL REPORT ON FORM 10-K

A copy of S.Y. Bancorp, Inc.’s 2012 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, without exhibits, will be provided without charge following receipt of a written or oral request directed to:  Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer, S.Y. Bancorp, Inc., P.O. Box 32890, Louisville, Kentucky 40232, (502) 625-9176; or nancy.davis@syb.com.  A copy of the Form 10-K may also be obtained at the company’s website, www.syb.com or the SEC’s website, www.sec.gov.

OTHER MATTERS

The officers and directors of S.Y. Bancorp do not know of any matters to be presented for shareholder approval at the Annual Meeting other than those described in this Proxy Statement. If any other matters should come before the Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy, or their substitutes, will vote such proxy as recommended by the Board or, if no recommendation is given in their own discretion in the best interests of S.Y. Bancorp.

By Order of the Board of Directors

/s/ David P. Heintzman

David P. Heintzman
Chairman and Chief Executive Officer
S.Y. Bancorp, Inc.

Louisville, Kentucky
March 25, 2013

APPENDIX A

S.Y. BANCORP, INC.

ANNUAL CASH INCENTIVE PLAN

SECTION 1—INTRODUCTION

1.1                               Purpose.  The purpose of the S.Y. Bancorp, Inc.  Annual Cash Incentive Plan (the “Plan”) is to

(a)                                 motivate and reward eligible executives by making a portion of their cash compensation dependent on the achievement of certain corporate, business unit and individual performance goals;

(b)                                 further link an executive’s interests with those of S.Y.  Bancorp, Inc.  (the “Company”) and its Affiliates by creating a direct relationship between key Company performance measurements and individual incentive payouts;

(c)                                  enable the Company to attract and retain superior employees by providing a competitive incentive program that rewards outstanding performance.

1.2                               Performance-Based Compensation.  Awards under the Plan are intended to qualify as performance-based compensation deductible by the Company under the qualified performance-based compensation exception to Section 162(m) of the Code, but shall not limit the Committee’s ability to make Awards that do not so qualify.

1.3                               Effective Date.  The Plan is effective as of the date approved by the Compensation Committee of the Board, as reflected by execution hereof (the “Effective Date”), subject to approval by the Company’s shareholders at the first annual meeting of shareholders to occur after the Effective Date and before the first payments hereunder, and shall remain in effect until it has been terminated pursuant to Section 8.6.

SECTION 2—DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

2.1                               “Affiliate” means the Bank and any other “subsidiary corporation” of the Company, as defined in section 424(f) of the Code, respectively.  “Subsidiary corporation” includes any entity which becomes a Subsidiary corporation after the date of adoption of this Plan.

2.2                               “Award” means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1.

2.3                               “Bank” means Stock Yards Bank & Trust Company, a Kentucky banking corporation with its principal office located at 1040 East Main Street, Louisville, Kentucky 40206.

2.4                               “Base Salary” means the Participant’s annualized rate of base salary on the last day of the Performance Period before (i) deductions for taxes or benefits and (ii) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.

2.5                               “Board” means the Board of Directors of the Company, as constituted from time to time.

2.6                               A “Change of Control” shall be deemed to have taken place for purposes of the Plan if

(a)                                 any Person (as defined below) is or becomes the Beneficial Owner (as defined in this Section 2.7) of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of the Effective Date or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from the Company);

(b)                                 during any period of two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

(c)                                  the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 80% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation); or

(d)                                 the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of the definition of Change in Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) the Company, any subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

For purposes of the definition of Change in Control, a Person shall be deemed the “Beneficial Owner” of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Securities Exchange Act of 1934, as amended (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.8                               “Committee” means the Compensation Committee of the Board, which committee shall consist of three or more members of the Board, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.9                               “Company” means S.Y. Bancorp, Inc., and any successor thereto.

2.10                        “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

2.11                        “Determination Date” means the latest date on which Performance Goals can be designated hereunder, which shall be the earlier of: (a) the 90th day of the Performance Period or (b) the date as of which 25% of the Performance Period has elapsed, provided, however, that, as of such date, the outcome of any such Performance Goal is substantially uncertain.

2.12                        “Disability” unless otherwise defined in an employment agreement between the Participant and the Company, shall mean total and permanent disability in accordance with the Company’s long-term disability plan, as determined by the Committee.

2.13                        “Maximum Award” means as to any Participant for any Plan Year shall be no more than $750,000.   The Maximum Award limit shall be pro-rated for any Award payable with respect to a Performance Period that is shorter than one year.

2.14                        “Negative Discretion” means the discretion of the Committee to reduce or eliminate the size of an Award in accordance with Section 6.1(c) of the Plan, provided that, the exercise of such discretion with respect to one Participant shall not have the effect of increasing the amount payable hereunder to other Participants.

2.15                        “Participant” means as to any Performance Period, the executive officers of the Company or an Affiliate who are deemed likely to be Covered Employees and other key employees of the Company or an Affiliate/the employees of the Company or an Affiliate who are designated by the Committee to participate in the Plan for that Performance Period.

2.16                        “Performance Criteria” means the objective performance criteria upon which the Performance Goals for a particular Performance Period are based, which would allow a third party with knowledge of the relevant performance results to calculate an Award’s value, are based and which include one of or any combination of the following “performance criteria” for the Company as a whole or any business unit, division, department or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine:

(i)                                     earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis,  diluted or undiluted,  and before or after adjustments for extraordinary items and business combination acquisition and restructuring costs);

(ii)                                  return on equity;

(iii)                               return on assets;

(iv)                              net or gross revenues or revenue growth over prior year or as compared to budget;

(v)                                 expenses or expense levels;

(vi)                              one or more operating ratios;

(vii)                           stock price (including, but not limited to, growth measures and total shareholder return);

(viii)                        stockholder return;

(ix)                              the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(x)                                 economic value added;

(xi)                              net or gross income or income growth over prior year or as compared to budget, which, if determined for a department or business unit, may be determined solely with reference to direct costs of that department or business unit.

2.17                        “Performance Goals” means the goals selected by the Committee, in its discretion to be applicable to a Participant for any Performance Period.  Performance Goals shall be based upon the attainment of one or more Performance Criteria.  Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award will be paid and may also include a maximum level of performance above which no additional Award amount will be paid.

2.18                        “Performance Period” means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be no shorter than one year and otherwise be within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder.

2.19                        “Plan” means the S.Y. Bancorp, Inc. Annual Cash Incentive Plan, as hereafter amended from time to time.

2.20                        “Plan Year” means the Company’s fiscal year, which commences on January 1st and ends on December 31st.

2.21                        “Pro-rated Award” means an amount equal to the Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate for only a portion of the Performance Period, multiplied by a fraction, the numerator of which is the number of days the Participant worked during the Performance Period and the denominator of which is the number of days in the Performance Period.

2.22                        “Target Award” means the target award payable under the Plan to a Participant for a particular Performance Period, expressed as a percentage of the Participant’s Base Salary.  In special circumstances, the target award may be expressed as a fixed amount of cash.

SECTION 3—ADMINISTRATION

3.1                               Administration.  The Plan shall be administered by the Committee.  Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (iv) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument or agreement relating to, or Award granted under, the Plan; (v) establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.2                               Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

3.3                               Delegation By the Committee.  The Committee, in its sole discretion, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its responsibility to (i) make Awards to executive officers; (ii) make Awards which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code; or (iii) certify the satisfaction of the Performance Goals pursuant to Section 6.1 in accordance with Section 162(m) of the Code.

3.4                               Agents; Limitation of Liability.  The Committee may appoint agents to assist in administering the Plan.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

SECTION 4—ELIGIBILITY AND PARTICIPATION

4.1                               Eligibility.  Only executive level and other key employees of the Company and its participating Affiliates are eligible to participate in the Plan

4.2                               Participation.  The Committee, in its discretion, shall select, no later than the Determination Date, the persons who shall be Participants for the Performance Period.  Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period.  An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.

4.3                               New Hires; Newly Eligible Participants.  A newly hired or newly eligible Participant will be eligible to receive a Pro-rated Award reflecting participation for a portion of the Performance Period.  The amount of any Award paid to such Participant shall not exceed that proportionate amount of the Maximum Award set forth in Section 2.14.

SECTION 5—TERMS OF AWARDS

5.1                               Determination of Target Awards.  Prior to, or reasonably promptly following the commencement of each Performance Period, but no later than the Determination Date, the Committee, in its sole discretion, shall establish the Target Award for each Participant, the payment of which shall be conditioned on the achievement of the Performance Goals for the Performance Period.

5.2                               Determination of Performance Goals and Performance Formula.  Prior to, or reasonably promptly following the commencement of, each Performance Period, but no later than the Determination Date, the Committee, in its sole discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining the percentage of the Target Award which may be payable based upon the level of attainment of the Performance Goals for the Performance Period.  The Performance Goals shall be based on one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant.

5.3                               Adjustments.  The Committee is authorized, in its sole discretion, to provide at the time an Award is made that some or all of the following events shall result in adjustment or modification to the calculation of a Performance Goal for a Performance Period, provided that the amount to be adjusted is objectively determinable:

•                  significant litigation or claim judgments or settlements;

•                  the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;

•                  any reorganization and restructuring programs;

•                  extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto);

•                  transaction costs related to acquisitions or divestitures;

•                  any other specific unusual or nonrecurring events or objectively determinable category thereof; and

•                  a change in the Company’s fiscal year.

No adjustment shall be made if the effect would be to cause an Award to fail to qualify as performance-based compensation under Section 162(m).

SECTION 6—PAYMENT OF AWARDS

6.1                               Determination of Awards; Certification.

(a)                                 Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved or exceeded.   If the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.

(b)                                 To the extent that the Performance Goals are achieved, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, the extent to which the Performance Goals applicable to each Participant have been achieved and shall then determine, in accordance with the prescribed formula, the amount of each Participant’s Award.

(c)                                  In determining the amount of each Award, the Committee may reduce or eliminate the amount of an Award by applying Negative Discretion if, in its sole discretion, such reduction or elimination is appropriate.

(d)                                 In no event shall the amount of an Award for any Plan Year exceed the Maximum Award.

6.2                               Form and Timing of Payment.  Except as otherwise provided herein, as soon as practicable following the Committee’s certification pursuant to Section 6.1 for the applicable Performance Period, each Participant shall receive a cash lump sum payment of his or her Award, less required withholding.  In no event shall such payment be made later than 2½ months following the end of the Performance Period.

6.3                               Employment Requirement.  Except as otherwise provided in Section 7, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate on the last day of the Performance Period.

6.4                               Deferral of Awards.  A Participant may defer the payment of an Award that would otherwise be paid under the Plan, but only if and to the extent such deferral is consistent with the terms of the Company’s or Affiliate’s separate Executive Deferred Compensation Plan.

SECTION 7—TERMINATION OF EMPLOYMENT

7.1                               Employment Requirement.  Except as otherwise provided in Section 7.2, if a Participant’s employment terminates for any reason prior to the last day of the Performance Period, all of the Participant’s rights to an Award for the Performance Period shall be forfeited.

7.2                               Termination of Employment Due to Death or Disability.  If a Participant’s employment is terminated by reason of his or her death or Disability during a Performance Period, the Participant or his or her beneficiary will be paid a Pro-rated Award reflecting participation for a portion of the Performance Period.  In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines that the Participant is Disabled.  Payment of such Pro-rated Award will be made at the same time and in the same manner as Awards are paid to other Participants.

7.3                               Change in Control.  If a Change in Control occurs during a Performance Period, Awards under the Plan will be calculated based on the Company’s performance as of the date of the Change in Control, prorated, if appropriate based on the type of goal, of a period of shorter than the entire Performance Period.  If the minimum Performance Goals are achieved and certified by the Committee pursuant to Section 6.1, each Participant will receive an Award calculated based on the prescribed formula in accordance with Section 6.1(b).  Awards paid in connection with a Change in Control will be paid no later than 2½ months following the date of the Change in Control.

SECTION 8—GENERAL PROVISIONS

8.1                               Compliance With Legal Requirements.  The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

8.2                               Non-transferability.  A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan may not be assigned, pledged, or transferred, except in the event of the Participant’s death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution.

8.3                               No Right to Employment.  Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

8.4                               No Right to Award.  Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant and participation in the Plan in one Performance Period Year does not connote any right to become a Participant in the Plan in any future Performance Period.

8.5                               Withholding.  The Company shall have the right to withhold from any Award, any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

8.6                               Amendment or Termination of the Plan.  The Board or the Committee may, at any time, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) shall be effective unless approved by the requisite vote of the shareholders of the Company.  Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.

8.7                               Unfunded Status.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person.  To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

8.8                               Governing Law.  The Plan shall be construed, administered and enforced in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law.

8.9                               Beneficiaries.  To the extent that the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices.  If no such beneficiary has been designated or survives the Participant, payment shall be made by will or the laws of descent or distribution.

8.10                        Section 162(m) of the Code; Bifurcation of the Plan.  It is the intent of the Company that the Plan and the Awards made under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code satisfy any applicable requirements to be treated as qualified performance-based compensation under Section 162(m) of the Code.  The provisions of the Plan may at any time be bifurcated by the Board or the Committee so that certain provisions of the Plan or any Award intended to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m) of the Code.

8.11                        Section 409A of the Code.  It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code.  In the event that any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code.  The Plan shall be interpreted and construed accordingly.

8.12                        Expenses.  All costs and expenses in connection with the administration of the Plan shall be paid by the Company.

8.13                        Section Headings.  The headings of the Plan have been inserted for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such headings, shall control.

8.14                        Severability.  In the event that any provision of the Plan shall be considered illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.

8.15                        Gender and Number.  Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural shall include the singular, and the singular shall include the plural.

8.16                        Non-exclusive.  Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.

8.17                        Notice.  Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan shall be in writing and directed to the Chairman of the Board of the Company at 1040 East Main Street, Louisville, Kentucky, 40206.

8.18                        Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.

8.19                        Term of Plan.                 This Plan shall remain in full force and effect until five years after its Effective Date (the “Initial Term”), if not sooner terminated in accordance with Section 8.6, unless the shareholders of the Company re-approve it within the 12-month period following its expiration, in which case it shall remain in effect for an additional 5 years after the expiration of that Initial Term.

IN WITNESS WHEREOF, the Company has adopted this Plan as of the date set forth below.

S.Y. BANCORP, INC.

By:

Title:

Date:

S.Y. BANCORP, INC.

1040 EAST MAIN STREET

LOUISVILLE, KENTUCKY 40206

PROXY FOR HOLDERS OF COMMON STOCK

ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2013

This proxy is solicited by the Board of Directors of S.Y. Bancorp, Inc.

The undersigned hereby appoints David P. Heintzman and James A. Hillebrand or either of them, attorneys with power of substitution and revocation to each, to vote any and all shares of Common Stock of S.Y. Bancorp, Inc. (“Bancorp”) held of record by the undersigned, in the name and as the proxy of the undersigned, at the Annual Meeting of Shareholders of Bancorp (the “Annual Meeting”) to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207 on April 24, 2013 at 10:00 a.m., Eastern Time, or any adjournment thereof, hereby revoking any prior proxies to vote said stock, upon the following proposals more fully described in the Notice of and Proxy Statement for the meeting (receipt of which is hereby acknowledged):

(1) A proposal to approve the action of the Board of Directors fixing the number of directors at twelve;	FOR	AGAINST	ABSTAIN
	☐	☐	☐

(2) ELECTION OF DIRECTORS

Nominees are:  Charles R. Edinger, III, David P. Heintzman, Carl G. Herde, James A. Hillebrand, Richard A. Lechleiter, Bruce P. Madison, Richard Northern, Stephen M. Priebe, Nicholas X. Simon, Norman Tasman, and Kathy C. Thompson.
Mark one box only.

☐	FOR ALL nominees listed above
☐ FOR ALL nominees listed above EXCEPT the following:

☐	WITHHOLD authority to vote for ALL nominees listed above

	FOR	AGAINST	ABSTAIN

(3) The ratification of KPMG LLP as the independent registered public accounting firm for S.Y. Bancorp, Inc. for the year ending December 31, 2013;	☐	☐	☐

(4)                                  The approval of the action of the Board of Directors to adopt the Annual Cash Incentive Plan, including the performance criteria that will be used under that plan to establish goals for covered executives;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5) The advisory approval of the compensation of Bancorp’s named executive officers.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The Board of Directors recommends a vote FOR the proposal fixing the number of directors at twelve, FOR ALL nominees for director listed above, FOR the ratification of KPMG LLP, FOR approval of the Annual Cash Incentive Plan, and FOR the approval of executive compensation.

This proxy, properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposal to fix the number of directors at twelve, for all nominees for director, for the ratification of KPMG LLP, for the cash incentive plan, and for the approval of executive compensation.  If any other business is properly presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Date_____________, 2013

(Signatures)

Should the above signed be present and elect to vote at the Annual Meeting of Shareholders or at any adjournment thereof and after written notification to the Secretary of the Corporation at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, only one signature is required but each holder should sign, if possible.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 24, 2013:    The notice and proxy statement and annual report are available at http://irinfo.com/sybt/sybt.html.